Exhibit 2.1

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, is made and entered into as of July 23, 2025 (this “Agreement”), by and among Polomar Health Services, Inc., a publicly traded Nevada corporation (“Parent”), Polomar Merger Sub, Inc., a Nevada corporation (“Merger Sub”) and a wholly owned subsidiary of Parent, and Altanine Inc., a Nevada corporation (the “Company”). Parent, Merger Sub and the Company are each a “Party” and referred to collectively herein as the “Parties.” Certain capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

RECITALS

WHEREAS, this Agreement contemplates a tax-free merger, pursuant to IRC §368(a)(2)(E), of Merger Sub with and into the Company, with the Company remaining as the surviving entity after the merger (the “Merger”), with the Company’s Shareholders receiving Parent Common Stock and Parent Preferred Stock in exchange for their shares of Company Common Stock and Company Preferred Stock representing control of the Company and the Company therefore becoming a wholly-owned Subsidiary of Parent;

WHEREAS, the Parties intend that the Company will be the accounting acquirer and Parent will be legal acquirer in the Merger;

WHEREAS, the Parties intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation §1.368-2(g) and undertake to include the statements required by Treasury Regulation §1.368-3(a) on or with their income Tax Return for the taxable year of the exchange;

WHEREAS, the board of directors of Parent (i) has determined that the Merger is fair to, and in the best interests of, Parent and its stockholders and (ii) has approved this Agreement, the Merger, the issuance of shares of Parent Common Stock and Parent Preferred Stock to the Company Shareholders pursuant to the terms of this Agreement and the other actions contemplated by this Agreement and has deemed this Agreement and such transactions advisable;

WHEREAS, the board of directors of Merger Sub (i) has determined that the Merger is fair to, and in the best interests of, Merger Sub and its sole stockholder, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and has deemed this Agreement and such transactions advisable and (iii) has determined to recommend that its sole stockholder vote to adopt this Agreement and thereby approve the Merger and such other actions as contemplated by this Agreement;

WHEREAS, the board of directors of the Company (i) has determined that the Merger is advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and has deemed this Agreement and such transactions advisable and (iii) has determined to recommend that the Company Shareholders vote to approve this Agreement, the Merger and the other transactions contemplated hereby;

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WHEREAS, on or prior to the date hereof, Parent has delivered to the Company the written consent of Parent’s board of directors, in the form of Exhibit B attached hereto (the “Parent Written Consent”);

WHEREAS, on or prior to the date hereof, Merger Sub will deliver to the Company the written consent of Merger Sub’s board of directors and Parent, as sole stockholder of Merger Sub, in form and substance reasonably agreeable to the Company, approving the transactions contemplated hereby (the “Merger Sub Written Consent”);

WHEREAS, promptly following the execution and delivery of this Agreement, the Company will deliver to Parent the written consent of the Company Shareholders, in form and substance reasonably agreeable to Parent (the “Company Written Consent”), representing a percentage of the Company Common Stock and Company Preferred Stock necessary for the adoption of this Agreement, the approval of the Merger and the other transactions contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. Subject to and upon the terms and conditions of this Agreement and the Nevada Revised Statutes, as amended (“Nevada Law”), Merger Sub will be merged with and into the Company at the Effective Time (defined below in Section 1.2). From and after the Effective Time, the separate legal existence of Merger Sub will cease, and the Company will continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the “Surviving Corporation.”

1.2 Closing; Effective Time. Unless this Agreement has been terminated and the transactions herein contemplated have been abandoned pursuant to Section 7.1 of this Agreement, and subject to the satisfaction or waiver of the conditions set forth in Article 6 of this Agreement, the consummation of the Merger (the “Closing”) will be deemed to take place remotely no later than two (2) Business Days after satisfaction or waiver of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each such condition), or at such other time, date and place as Parent and the Company may mutually agree in writing. The date on which the Closing actually takes place is referred to as the “Closing Date.” On the Closing Date, the Parties will cause the Merger to be consummated by executing and filing articles of merger in accordance with the relevant provisions of Nevada Law (the “Articles of Merger”), together with any required related certificates, with the Secretary of State of the State of Nevada, in such form as required by, and executed in accordance with the relevant provisions of, Nevada Law. The Merger will become effective at the time of the filing of such Articles of Merger with the Secretary of State of the State of Nevada (the “Effective Time”).

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1.3 Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement, the Articles of Merger and the applicable provisions of Nevada Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation, all debts, liabilities, obligations and duties of the Company and Merger Sub will become the debts, liabilities, obligations and duties of the Surviving Corporation, and the Surviving Corporation will be a wholly-owned Subsidiary of Parent.

1.4 Article of Incorporation; Bylaws. Unless otherwise determined by Parent and the Company:

(a) The Articles of Incorporation of the Company will be amended and restated at the Effective Time as set forth in the Articles of Merger, and, as so amended and restated, will be the articles of incorporation of the Surviving Corporation until thereafter amended as provided by Nevada Law and such articles of incorporation; and

(b) The Bylaws of the Company as in effect on the date hereof will be the bylaws of the Surviving Corporation until thereafter amended as provided by Nevada Law, the articles of incorporation of the Surviving Corporation and such bylaws.

1.5 Board of Directors and Officers of the Parent. Immediately following the Closing Date, the composition of the board of directors of Parent shall be comprised of four (4) appointees by the Company, who shall initially be George Hornig, George Caruolo, Alexandra Peterson, and Gabrielle Toledano, and one (1) appointee by Parent, who shall initially be Gabriel Del Virginia. All members of the board of directors’ standing committees shall be independent (as determined under applicable Nasdaq or other national securities exchange standards and guidelines). Each such member of the board of directors of Parent shall serve a one (1) year term until the next shareholder meeting. Immediately following the Closing Date, the board of directors of Parent shall (a) appoint George Hornig as the Chairman of the board of directors; (b) accept the resignation of Terrence M. Tierney as interim Chief Executive Officer and President; (c) appoint Charles Andres, Jr. as the Chief Executive Officer (“CEO”); and (d) appoint Terrence M. Tierney as Executive Vice President and Chief Administrative Officer (“CAO”). Mr. Tierney will continue to fulfill the obligations of the office of Secretary of the Parent.

1.6 Conversion of the Company Securities. Subject to and upon the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, any member of the Company or any other Person:

(a) Conversion of the Company Common Stock and Company Preferred Stock. Each share of Company Common Stock and Company Preferred Stock issued and outstanding immediately prior to, and contingent upon the occurrence of, the Effective Time will be converted into and represent the right to receive such number of shares of validly issued, fully paid and nonassessable shares of Parent Common Stock or Parent Preferred Stock, as the case may be, as is equal to the Exchange Ratio (the “Merger Consideration”). At or prior to the Effective Time, (i) Parent shall create a series or class of preferred stock of Parent that has all of the rights, preferences, and limitations set forth in Schedule 1 attached hereto (the “Parent Preferred Stock”) and (ii) Parent shall reserve for issuance the number of shares of Parent Common Stock that may become subject to the conversion of the Parent Preferred Stock.

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(b) Conversion of Company Stock Options.

(i) At the Effective Time, each Company Stock Option that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall be converted into and become an option to purchase Parent Common Stock, and Parent shall assume such Company Stock Option in accordance with the terms of the 2024 Omnibus Incentive Plan (the “Company Equity Plan”) and the terms of the Contract by which such Company Stock Option is evidenced. All rights with respect to shares of Company Common Stock under Company Stock Options assumed by Parent shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time: (i) each Company Stock Option assumed by Parent may be exercised solely for shares of Parent Common Stock; (ii) the number of shares of Parent Common Stock subject to each Company Stock Option assumed by Parent shall be determined by multiplying the number of shares of Company Common Stock that were subject to such Company Stock Option immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; (iii) the per share exercise price for the Parent Common Stock issuable upon exercise of each Company Stock Option assumed by Parent shall be determined by dividing the per share exercise price of Company Common Stock subject to such Company Stock Option, as in effect immediately prior to the Effective Time, by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent; and (iv) any restriction on the exercise of any Company Stock Option assumed by Parent shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Stock Option shall otherwise remain unchanged as a result of the assumption of such Company Stock Option; provided, however, that the board of directors of Parent or a committee thereof shall succeed to the authority and responsibility of the board of directors of the Company or any committee thereof with respect to each Company Stock Option assumed by Parent. Notwithstanding the Exchange Ratio or anything else to the contrary in this Agreement, all of the issued and outstanding Company Stock Options to be assumed by Parent pursuant to this Section 1.6 of this Agreement shall be dilutive solely to the Company Shareholders and reduce the amount of per share Merger Consideration available to the Company Shareholders.

(ii) At the Effective Time, Parent shall assume the Company Equity Plan. Under the Company Equity Plan, Parent shall be entitled to grant stock awards, to the extent permissible under applicable Legal Requirements, using the share reserves of the Company Equity Plan as of the Effective Time (including any shares returned to such share reserves as a result of the termination of Company Stock Options that are assumed by Parent pursuant to Section 1.6(b)(i)), except that: (i) stock covered by such awards shall be shares of Parent Common Stock; (ii) all references in the Company Equity Plan to a number of shares of Company Common Stock shall be deemed amended to refer instead to a number of shares of Parent Common Stock determined by multiplying the number of referenced shares of Company Common Stock by the Exchange Ratio, and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; and (iii) the board of directors of Parent or a committee thereof shall succeed to the authority and responsibility of the board of directors of the Company or any committee thereof with respect to the administration of the Company Equity Plan. In the interest of clarity, the granting of new stock awards under the Company Equity Plan at or following the Effective Time shall dilute all shareholders of Parent, including all former holders of Company Common Stock issued Merger Consideration at the Closing, pro rata.

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(iii) Prior to the Effective Time, the Company and Parent shall take all action that may be necessary (under the Company Equity Plan and otherwise) to effectuate the provisions of this Section 1.6(b) and to ensure that, from and after the Effective Time, holders of Company Stock Options have no rights with respect thereto other than those specifically provided in this Section 1.6(b).

(iv) At or prior to the Effective Time, Parent shall reserve for issuance the number of shares of Parent Common Stock that will become subject to the Company Stock Options assumed by Parent pursuant to Section 1.6(i).

(c) Conversion of Company Warrants.

(i) At the Effective Time, all unexercised and unexpired warrants to purchase shares of Company Common Stock (the “Company Warrants”), then outstanding under the several warrant agreements entered into by the Company and the warrant holders party thereto (collectively, the “Warrant Agreements”), shall be converted into and become a warrant to purchase Parent Common Stock, and Parent shall assume such Company Warrant in accordance with the terms (as in effect as of the date of this Agreement) of the applicable Company Warrant and the terms of the Contract by which such Company Warrant is evidenced. All rights with respect to Company Common Stock under the Company Warrants assumed by Parent shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time: (i) each Company Warrant assumed by Parent may be exercised solely for shares of Parent Common Stock; (ii) the number of shares of Parent Common Stock subject to each Company Warrant assumed by Parent shall be determined by multiplying the number of shares of Company Preferred Stock that were subject to such Company Warrant immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; (iii) the per share exercise price for the Parent Common Stock issuable upon exercise of each Company Warrant assumed by Parent shall be determined by dividing the per share exercise price of Company Preferred Stock subject to such Company Warrant, as in effect immediately prior to the Effective Time, by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent; and (iv) any restriction on the exercise of any Company Warrant assumed by Parent shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Warrant shall otherwise remain unchanged as a result of the assumption of such Company Warrant; provided, however, that the board of directors of Parent or a committee thereof shall succeed to the authority and responsibility of the board of directors of the Company or any committee thereof with respect to each Company Warrant assumed by Parent.

(ii) Prior to the Effective Time, the Company shall take all actions necessary or reasonably requested by Parent (including obtaining any necessary consents) to effectuate the provisions of this Section 1.6(c).

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(d) Company Notes. At the Effective Time, all unconverted and unexpired Company Notes, will be assumed by Parent. Each Company Note so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions as set forth in the Company Note, except that (i) each Company Note will be convertible (or will become convertible in accordance with its terms) for that number of whole shares of Parent Common Stock as adjusted based on the Exchange Ratio; (ii) any reference in the Company Notes to the Company shall be deemed a reference to Parent and (iii) any references in the Company Notes to Company Common Stock shall be deemed a reference to Parent Common Stock.

(e) Merger Sub Shares. Each Merger Sub Share then outstanding will be converted into one (1) share of common stock of the Surviving Corporation. Each certificate of Merger Sub, if any, evidencing ownership of any such Merger Sub Shares will, as of the Effective Time, evidence ownership of such shares of common stock of the Surviving Corporation.

(f) Allocation Spreadsheet. Prior to the Effective Time, the Company will prepare and deliver to Parent a true, correct and complete list of (i) the Company Shareholders, holders of the Company Stock Options and holders of the Company Warrants, and the amount of shares of the Company Common Stock and Company Preferred Stock held by each of them as of immediately prior to the Effective Time; and (ii) the number of shares of Parent Common Stock and Parent Preferred Stock to be exchanged for each of the Company Shareholder’s shares of the Company Capital Stock and the number of shares of Parent Common Stock to be subject to each option and warrant replacing each Company Stock Option and Company Warrant, as applicable, all in accordance with the terms of this Agreement. A copy of such list, which would be accurate if the Closing Date were the date of this Agreement, is attached hereto as Exhibit C.

(g) Fractional Shares. No fraction of a share of Parent Capital Stock will be issued in connection with the Merger, and no certificates or scrip for any such fractional shares will be issued. All fractional share amounts shall be rounded up to the nearest whole share (based on the total number of shares of Parent Capital Stock to be issued to the applicable Company Shareholders).

(h) Restrictions. If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted securities purchase agreement or other Contract with the Company or under which the Company has any rights, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the book-entry representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. Prior to the Effective Time, the Company shall take all actions necessary of reasonably requested by Parent (including obtaining any necessary consents) to effectuate the provisions of this Section 1.6(h).

(i) Adjustments to Exchange Ratio. The Exchange Ratio will be appropriately adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into shares of Company Common Stock or Company Preferred Stock), reorganization, recapitalization or other like change with respect to Parent Capital Stock or the Company Capital Stock occurring after the date hereof and prior to the Effective Time.

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1.7 Dissenting Interests. For purposes of this Agreement, “Dissenting Interests” mean any shares of Company Capital Stock outstanding immediately prior to the Effective Time and held by a Person who has not voted such shares in favor of the adoption of this Agreement and the Merger, has properly demanded appraisal for such shares in accordance with Nevada Law and has not effectively withdrawn or forfeited such demand for appraisal. Notwithstanding anything to the contrary contained herein, Dissenting Interests will not be converted into a right to receive the Merger Consideration unless such holder fails to perfect or withdraws or otherwise loses its rights to appraisal or it is determined that such holder does not have appraisal rights in accordance with Nevada Law. If after the Effective Time, such holder fails to perfect or withdraws or loses its right to appraisal, or if it is determined that such holder does not have appraisal rights, such interests will be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration set forth in Section 1.6(a). The Company will give Parent prompt notice of any demands received by the Company for appraisal of the Company Capital Stock, withdrawals of such demands, and any other instruments that relate to such demands received by the Company. Parent and the Company shall jointly participate in all negotiations and proceedings with respect to such demands except as limited by applicable Legal Requirements. Neither Parent nor the Company will, except with prior written consent of the other, make any payment with respect to, or settle or offer to settle, any such demands, unless and to the extent required to do so under applicable Legal Requirements.

1.8 Exchange of Certificates.

(a) Exchange Agent. On the Closing Date (or as soon as practicable thereafter), Parent will engage a third party to act as exchange agent in connection with the Merger (the “Exchange Agent”) pursuant to an exchange agent agreement satisfactory to the Company. As soon as practicable after the Effective Time, Parent will issue and cause to be deposited with the Exchange Agent non-certificated shares of Parent Capital Stock represented by book-entry issuable pursuant to Section 1.6(a). The shares of Parent Capital Stock so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the “Exchange Fund.”

(b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent will mail to the record holders of the Company Capital Stock (i) a letter of transmittal, substantially in the form of Exhibit D attached hereto (“Letter of Transmittal”), and (ii) instructions for use in effecting the surrender of the Company Capital Stock in exchange for non-certificated shares of Parent Capital Stock represented by book-entry issuable pursuant to Section 1.6(a). Upon surrender of a Company Certificate (if applicable) to Parent for exchange, together with a duly executed Letter of Transmittal and such other documents as may be reasonably required by Parent, (A) the holder of such shares of Company Capital Stock will be entitled to receive in exchange therefor non-certificated shares of Parent Capital Stock represented by book-entry equal to the number of whole shares of Parent Capital Stock that such holder has the right to receive pursuant to the provisions of Section 1.6(a), (B) the shares of Company Capital Stock so surrendered will be canceled and (C) Parent will instruct Parent’s transfer agent to issue non-certificated shares of Parent Capital Stock represented by book-entry issuable pursuant to Section 1.6(a). Until surrendered as contemplated by this Section 1.8(b), each share of Company Capital Stock held by a Company Shareholder will be deemed, from and after the Effective Time, to represent only the right to receive the Merger Consideration.

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(c) Distributions with Respect to Unexchanged Interests. No distributions declared or made with respect to Parent Capital Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Parent Capital Stock that such holder has the right to receive in the Merger until such holder surrenders such Company Certificate in accordance with this Section 1.8 (at which time such holder will be entitled, subject to the effect of applicable escheat or similar laws, to receive all such distributions, without interest).

(d) Transfers of Ownership. If any shares of Parent Capital Stock are to be issued in a name other than that in which the shares of Company Capital Stock surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the shares of Company Capital Stock so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Parent or any Person designated by it any transfer or other taxes required by reason of the issuance of the shares of Parent Capital Stock in any name other than that of the registered holder of the shares of Company Capital Stock surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

(e) Abandoned Property Law. Neither Parent nor the Surviving Corporation will be liable to any holder or former holder of the shares of Company Capital Stock or to any other Person with respect to any shares of Parent Capital Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

(f) Withholding Rights. Each of Parent and the Surviving Corporation will be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of the shares of Company Capital Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement; provided, however, that the Person intending to deduct or withhold shall use reasonable efforts to notify such Persons of any such amounts within at least five (5) Business Days prior to the due date for any relevant payment, which notice shall provide reasonable details regarding the Legal Requirements that require such deduction or withholding, and the Parties shall work together in good faith to minimize such deduction or withholding. To the extent such amounts are so deducted or withheld, such amounts will be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

1.9 Transfer Books. At the Effective Time: (a) all shares of Company Capital Stock outstanding immediately prior to the Effective Time will automatically be canceled and retired and cease to exist, and all holders of shares of Company Capital Stock that were outstanding immediately prior to the Effective Time will cease to have any rights as members of the Company, except each such holder’s right to receive Merger Consideration; and (b) the transfer books of the Company will be closed with respect to all shares of Company Capital Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Capital Stock will be made on such transfer books after the Effective Time. If, after the Effective Time, a Company Certificate is presented to the Surviving Corporation or Parent, such Company Certificate will be canceled and exchanged as provided in Section 1.8.

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1.10 No Further Rights. The Merger Consideration delivered upon the surrender for exchange of the shares of Company Capital Stock in accordance with the terms of this Agreement will be deemed to have been issued in full satisfaction of all rights pertaining to such shares.

1.11 Tax Consequences. For United States federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a)(2)(E) of the Internal Revenue Code of 1986 (the “Code”). The Parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations §1.368-2(g), and undertake to file the statements required by Treasury Regulations §1.368-3(a) with their respective income tax returns for the year of the exchange.

1.12 Additional Actions. If, at any time after the Effective Time, any further action is necessary, desirable or proper to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the Surviving Corporation and its proper officers and managers or their designees are fully authorized (to the fullest extent allowed under applicable Legal Requirements) to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company or Merger Sub, all other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company or Merger Sub, as applicable, and otherwise to carry out the purposes of this Agreement.

1.13 SEC Filings.

(a) As promptly as reasonably practicable following the date of this Agreement, Parent shall prepare and file with the SEC a Registration Statement on Form S-4 (including all amendments thereto, “S-4 Registration Statement”) in connection with the issuance of Parent Capital Stock. Parent and the Company shall cooperate with each other in connection with the preparation of the S-4 Registration Statement. Each Party shall as promptly as reasonably practicable notify the other Party of the receipt of any oral or written comments from the staff of the SEC on the S-4 Registration Statement. Parent and the Company shall also use their commercially reasonable efforts to satisfy prior to the effective date of the S-4 Registration Statement all applicable securities laws or “blue sky” notice requirements in connection with the Merger and to consummate the other transactions contemplated hereby. The Parties will co-operate in the preparation of any application for any required authorization and any other orders, registrations, consents, filings, rulings, exemptions, no-action letters and approvals, and in the preparation of any documents, reasonably deemed by any of the Parties to be necessary to discharge its respective obligations under this Agreement or otherwise advisable under the Legal Requirements, including in connection with the preparation of the S-4 Registration Statement as provided herein.

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(b) Parent covenants and agrees that the S-4 Registration Statement, including any pro forma financial statements included therein, will not, at the time that the S-4 Registration Statement or any amendment or supplement thereto is filed with the SEC, at the time of the Parent Meeting (as defined in Section 2.17) and at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company covenants and agrees that the information provided by the Company to Parent for inclusion in the S-4 Registration Statement (including the Company Financial Statements (as defined in Section 2.4)) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make such information not misleading. Notwithstanding the foregoing, Parent makes no covenant, representation or warranty with respect to statements made in the S-4 Registration Statement, if any, based on information furnished in writing by the Company specifically for inclusion therein. Each of the Parties shall use commercially reasonable efforts to cause the S-4 Registration Statement to comply with the applicable rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff. Each of the Parties shall use commercially reasonable efforts to cause the S-4 Registration Statement to be declared effective as soon as possible. Each Party shall promptly furnish to the other Party all information concerning such Party, such Party’s Subsidiaries and such Party’s stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 1.13. If any event relating to Parent or the Company occurs, or if Parent or the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the S-4 Registration Statement, then Parent or the Company, as applicable, shall promptly inform the other Party thereof and shall cooperate with one another in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to Parent’s shareholders.

(c) The Company shall use its commercially reasonable efforts to cooperate with Parent and provide, and require its Representatives to provide, Parent and its Representatives with all true, correct and complete information regarding the Company that is required by applicable Legal Requirements to be included in the S-4 Registration Statement or reasonably requested from Parent to be included in the S-4 Registration Statement. The information provided by the Company to be included in the S-4 Registration Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

1.14 Lost Certificates. If any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit (in form and substance reasonably acceptable to Parent) of that fact by the Person claiming such Company Certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Company Certificate, the applicable portion of the Merger Consideration as contemplated by this Article 1.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF COMPANY

The Company represents and warrants to Parent and Merger Sub as follows (it being understood that each representation and warranty contained in this Article II is subject to: (a) the exceptions and disclosures set forth in the part or subpart of the Company Disclosure Schedule corresponding to the particular Section or subsection in this Article II in which such representation and warranty appears; (b) any exceptions or disclosures explicitly cross-referenced in such part or subpart of the Company Disclosure Schedule by reference to another part or subpart of the Company Disclosure Schedule; and (c) any exception or disclosure set forth in any other part or subpart of the Company Disclosure Schedule to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure qualifies such representation and warranty) as of the date hereof and as of the Closing Date:

2.1 Organization and Qualification. The Company is a Nevada corporation duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Legal Requirements of Nevada, and has the requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now conducted. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction where the character of the assets and properties owned, leased or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth on Section 2.1 of the Company Disclosure Schedules, the Company has no Subsidiaries and does not own any equity interest in any other Person.

2.2 Capital Structure.

(a) No shares of Company Capital Stock or other Company securities are held in the Company’s treasury. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and were issued in compliance with all applicable federal and state securities Legal Requirements.

(b) Section 2.2(b) of the Company Disclosure Schedule lists each holder of the shares of Company Capital Stock, Company Stock Options and Company Warrants and the number and type of shares of Company Capital Stock, Company Stock Options and Company Warrants held by such holder, and any other outstanding securities of the Company with the material terms thereof.

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(c) Except for the Company Preferred Stock, the Company Stock Options, the Company Warrants, the Company Notes, and a reservation of 2,400,000 shares of Company Common Stock for direct issuances or purchases upon exercise of the Company Stock Options to be granted in the future under the Company Equity Plan, and except as set forth on Section 2.2(c) of the Company Disclosure Schedule: (i) none of the outstanding shares of Company Capital Stock, Company Stock Options and Company Warrants are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right; (ii) there are no outstanding bonds, debentures, notes or other indebtedness of the Company having a right to vote on any matters on which the Company Shareholders have a right to vote; and (iii) there is no Contract to which the Company is a party relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of Company Capital Stock, Company Stock Options and Company Warrants. Except as set forth on Section 2.2(c) of the Company Disclosure Schedule, the Company is not under any obligation, and is not bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Capital Stock, Company Stock Options and Company Warrants or other securities.

2.3 Authority; Non-Contravention; Approvals.

(a) The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the Company Written Consent, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the Company Written Consent and the filing and recordation of the Articles of Merger pursuant to Nevada Law. The affirmative vote of the holders of a majority in voting power of the outstanding shares of Company Common Stock and Company Preferred Stock outstanding on the applicable record date (collectively, the “Company Requisite Vote”) is the only vote of the holders of any class or series of the shares of Company Common Stock and Company Preferred Stock necessary to adopt this Agreement and approve the Merger and all other transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

(b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of the Company, (ii) subject to obtaining the Company Written Consent, conflict with or violate any Legal Requirement applicable to the Company, except for any such conflicts or violations that would not, individually or in the aggregate, have a Company Material Adverse Effect, or (iii) except as set forth in Section 2.3(b)(iii) of the Company Disclosure Schedule, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the rights of the Company or alter the rights or obligations of any third party thereunder, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the assets or properties of the Company pursuant to, any Company Contract required to be disclosed on Section 2.16 of the Company Disclosure Schedule, except, for purposes of this clause (iii), as would not, individually or in the aggregate, have a Company Material Adverse Effect.

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(c) No material consent, approval, Order or authorization of, or registration, declaration or filing with any Governmental Body is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger with the Secretary of State of the State of Nevada, (ii) the filings contemplated by Section 5.2(a), (iii) the filing of a Form D Notice of Exempt Offering of Securities or other related filings in reliance on an exemption provided in Regulation D of the Securities Act, and (iv) the expiration or termination of the applicable waiting periods under the HSR Act and the receipt of all other clearances, approvals or consents of governmental entities in certain other specified jurisdictions, if applicable, and except where the failure to make or obtain such consent, approval, Order or authorization would not have, in the aggregate, a Company Material Adverse Effect.

2.4 Company Financial Statements. The Company has made available to Parent the audited financial statements for the years ended December 31, 2024 and 2023 and the unaudited financial statements as of and for the three months ended March 31, 2025 (collectively, the “Company Financial Statements”). The Company Financial Statements were prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except as may be indicated in the notes to such financial statements and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) consistently applied and in accordance with past practice (except as noted therein) throughout the periods involved and fairly and accurately present in all material respects the financial position, results of operations and cash flows of the Company as of the dates, and for the periods, indicated therein. The balance sheet of the Company as of March 31, 2025, is hereinafter referred to as the “Company Balance Sheet.”

2.5 No Undisclosed Liabilities. Other than as set forth in the Company Financial Statements or in Section 2.5 of the Company Disclosure Schedules, the Company has no material liabilities, obligations or commitments, whether asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise, in each case of the nature that would be required to be reflected in a balance sheet prepared in accordance with GAAP, except (a) those which are adequately reflected or reserved against in the Company Balance Sheet and (b) those which have been incurred in the ordinary course of business since the date of the Company Balance Sheet and which are not material in amount.

2.6 Absence of Certain Changes or Events. Except as set forth on Section 2.6 of the Company Disclosure Schedules, since the date of the Company Balance Sheet through the date of this Agreement, the Company has conducted its business only in the ordinary course of business in all material respects, there has not been a Company Material Adverse Effect, and there has not been any action or omission by the Company that, if taken during the Pre-Closing Period (as defined in Section 4.1) without Parent’s consent, would constitute a breach of Section 4.1.

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2.7 Taxes.

(a) Each income and other material Tax Return that the Company was required to file under applicable Legal Requirements: (i) has been timely filed on or before the applicable due date (including any extensions of such due date); and (ii) is true and complete in all material respects. All material Taxes due and payable by the Company have been timely paid, except to the extent such amounts are being contested in good faith by the Company or are properly reserved for on the books or records of the Company. No extension of time with respect to any date on which a Tax Return was required to be filed by the Company is in force (except routine extensions of not more than six months followed by timely filing within the extension period), and no waiver or agreement by or with respect to the Company is in force for the extension of time for the payment, collection or assessment of any Taxes, and no request has been made by the Company in writing for any such extension or waiver (except, in each case, in connection with any request for extension of time for filing Tax Returns). There are no Encumbrances for Taxes on any asset of the Company other than Encumbrances for Taxes not yet due and payable, Taxes contested in good faith or that are otherwise not material and are reserved against. No deficiency with respect to Taxes has been proposed, asserted or assessed in writing against the Company which has not been fully paid or adequately reserved.

(b) All material Taxes that the Company has been required to collect or withhold have been duly collected or withheld and, to the extent required by applicable Legal Requirements when due, have been duly and timely paid to the proper Governmental Body.

(c) The unpaid Taxes of the Company (i) did not, as of December 31, 2024, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax items) set forth on the face of the balance sheet of such date, and (ii) do not exceed the reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns. Since December 31, 2024, the Company has not incurred any liability for Taxes outside of the ordinary course of business or otherwise inconsistent with past custom or practice.

(d) The Company will not be required to include any material item of income in, or exclude any material item of deduction or credit from, the computation of taxable income for any taxable period (or portion thereof) ending after the Closing Date, as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, (iv) prepaid amount received on or prior to the Closing Date, (v) deferred intercompany gain or excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax law), or (vi) election under Section 108(i) of the Code.

(e) No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into by the Company with any taxing authority or issued by any taxing authority to the Company. There are no outstanding rulings of, or request for rulings with, any Governmental Body addressed to the Company that are, or if issued would be, binding on the Company.

(f) The Company is not a party to any Contract with any third party relating to allocating or sharing the payment of, or liability for, Taxes or Tax benefits (other than pursuant to customary provisions included in credit agreements, leases, and agreements entered with employees, in each case, not primarily related to Taxes and entered into in the ordinary course of business). The Company has no liability for the Taxes of any third party under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Legal Requirement) as a transferee or successor or otherwise by operation of Legal Requirements.

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(g) The Company has not been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or of any group that has filed a combined, consolidated or unitary Tax return under state, local or foreign Tax Legal Requirement (other than a group the common parent of which was the Company).

(h) The Company does not have any direct or indirect interest in any trust, partnership, corporation, limited liability company, or other “business entity” for United States federal income tax purposes. The Company is and always has been a corporation taxable under subchapter C of the Code for United States federal income tax purposes, and has had comparable status under the Legal Requirements of any state, local or non-U.S. jurisdiction in which it was required to file any Tax Return at the time it was required to file such Tax Return. The Company is not a “controlled foreign corporation” within the meaning of Section 957 of the Code or “passive foreign investment company” within the meaning of Section 1297 of the Code.

(i) The Company has not participated in, or is currently participating in, a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2). The Company has disclosed on its respective United States federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of United States federal income Tax within the meaning of Section 6662 of the Code.

(j) The Company is not (or has been for the five-year period ending at the Effective Time) a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code and the applicable Treasury Regulations.

(k) The Company has no permanent establishment in any country other than the United States, as defined in any applicable Tax treaty between the United States and such other country or is otherwise subject to the taxing jurisdiction of a country other than the United States.

(l) The Company has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.

(m) The Company has not taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under Section 368 of the Code. The Company is not aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying as a reorganization under Section 368 of the Code.

2.8 Intellectual Property.

(a) (i) Except as set forth on Section 2.8(a)(i) of the Company Disclosure Schedules, to the Company’s knowledge, the Company owns or possesses, or has the right or license to use, all of the IP Rights used in its business as currently conducted (“Company IP”), free and clear of any Encumbrances (other than Permitted Liens) without any violation, misappropriation or infringement of, or other conflict with, the rights of another Person.

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(b) Section 2.8(b) of the Company Disclosure Schedule accurately identifies and describes each proprietary product or service currently licensed to the Company or developed, manufactured, marketed or sold by or on behalf of the Company, including products or services currently designated as development candidates with a unique internal name by the Company.

(c) Section 2.8(c) of the Company Disclosure Schedule accurately identifies: (i) each item of Registered IP in which the Company has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person, exclusively licensed to the Company or otherwise); (ii) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable registration or serial number; and (iii) any other Person that has an ownership interest in such item of Registered IP and the nature of such ownership interest. The Company has provided to Parent reasonable access to accurate and complete copies of all applications and correspondence to and from the Governmental Body related to each such item of Registered IP. For the avoidance of doubt, for published applications and patents, the Company furnishing to Parent the relevant application, serial or patent number of the Registered IP shall be considered reasonable access.

(d) Section 2.8(d) of the Company Disclosure Schedule accurately identifies: (i) all IP Rights licensed to the Company (other than any non-customized software that (x) is so licensed solely in executable or object code form pursuant to a non-exclusive, internal use software license, (y) is not incorporated into, or used directly in the development, manufacturing or distribution of, any of the Company’s products or services and (z) is generally available on standard terms for less than $25,000); (ii) the corresponding Contract(s) pursuant to which such IP Rights are licensed to the Company; and (iii) whether the license or licenses granted to the Company is exclusive or non-exclusive.

(e) Section 2.8(e) of the Company Disclosure Schedule accurately identifies each Contract pursuant to which any Person has been granted by the Company any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Company IP. Except as set forth on Section 2.8(e) of the Company Disclosure Schedule, the Company is not bound by, and no Company IP is subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of the Company to use, exploit, assert or enforce any Company IP anywhere in the world, except field and geographical restrictions in applicable licenses to Company IP granted to the Company.

(f) The Company has provided to Parent an accurate and complete copy of each standard form of Company IP Contract used by the Company at any time since January 1, 2024, including each standard form of: (i) employee agreement containing any intellectual property assignment or license of IP Rights or any confidentiality provision; (ii) consulting or independent contractor agreement containing any intellectual property assignment or license of IP Rights or any confidentiality provision; and (iii) confidentiality or nondisclosure agreement (each as applicable).

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(g) Without limiting Section 2.8(a) and subject to the other clauses of this Section 2.8 and the Company Disclosure Schedule relating thereto:

(i) Except as set forth on Section 2.8(g)(i) of the Company Disclosure Schedules, all documents and instruments necessary to perfect the rights of the Company in the Company IP have been validly executed, delivered and, if related to Registered IP, filed in a timely manner with the appropriate Governmental Body, where required.

(ii) Except for Registered IP identified on Section 2.8(c) of the Company Disclosure Schedule, no funding, facilities or personnel of any Governmental Body were used, directly or indirectly, to develop or create, in whole or in part, any of the Company IP.

(iii) Since January 1, 2025, the Company has not assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any Company IP to any other Person.

(iv) To the Company’s knowledge, the Company owns or otherwise has, and as of immediately following the Effective Time the Surviving Corporation will continue to have, the IP Rights needed to conduct their respective businesses as currently conducted and commercialize the products and services that are currently being developed.

(h) To the Company’s knowledge, all Company IP that is Registered IP is, as to registered IP Rights, valid, subsisting and enforceable, and as to applications, pending and in full force. Without limiting the generality of the foregoing, to the Company’s knowledge:

(i) Each U.S. patent application and U.S. patent in which the Company has an ownership interest was filed within one (1) year of a printed publication, public use or offer for sale of each invention described in the U.S. patent application or U.S. patent. Each foreign patent application and foreign patent in which the Company has an ownership interest was filed or claims priority to a patent application filed prior to each invention described in the foreign patent application or foreign patent being made available to the public.

(ii) Except as set forth on Section 2.8(h)(ii) of the Company Disclosure Schedule, to the Company’s knowledge, no trademark or trade name owned, used or applied for by the Company conflicts or interferes with any trademark or trade name owned, used or applied for by any other Person. No event or circumstance (including a failure to exercise adequate quality controls and an assignment in gross without the accompanying goodwill) has occurred or exists that has resulted in, or would reasonably be expected to result in, the abandonment of any trademark owned, used or applied for by or on behalf of the Company.

(iii) Each item of Company IP that is Registered IP is in compliance with all Legal Requirements, other than any Legal Requirement that can be met with reasonable effort with respect to such Registered IP so as to avoid revocation, cancellation, or lapse or otherwise adversely affect its enforceability, use, or priority, and all filings, payments and other actions required to be made or taken to maintain such item of Registered IP in full force and effect have been made by the applicable deadline. Except as set forth on Section 2.8(h)(iii)(a) of the Company Disclosure Schedule, no application for a patent, copyright or trademark registration or any other type of Registered IP owned and filed by or on behalf of the Company at any time since January 1, 2025 has been abandoned or allowed to lapse. Section 2.8(h)(iii)(b) of the Company Disclosure Schedule accurately identifies and describes each action, filing and payment that has arisen as of the date hereof and that must be taken or made on or before the date that is one hundred eighty (180) days after the date hereof in order to maintain an item of Company IP that is Registered IP in full force and effect.

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(iv) All assignments to the Company of inventorship, authorship or ownership rights relating to Company IP that is Registered IP are valid and enforceable. Each of the patents identified on Section 2.8(c) of the Company Disclosure Schedule as being owned by the Company properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such patent is issued or such patent is pending.

(v) Except as set forth on Section 2.8(h)(v) of the Company Disclosure Schedule, no interference, opposition, reissue, reexamination or other Legal Proceeding is, or since January 1, 2025 has been, pending or, to the Company’s knowledge, threatened in writing, in which the scope, validity or enforceability of any Company IP that is Registered IP is being or has been or is expected by the Company to be contested or challenged. To the Company’s knowledge, there is no basis for a claim that any Company IP that is Registered IP is invalid or unenforceable.

(i) Each Person who is or was an employee or contractor of the Company and who is or was involved in the creation or development of any Company IP has signed an agreement containing an assignment of IP Rights to the Company. No current or former stockholder, officer, director, employee, consultant or contractor of the Company has any claim, right (whether or not currently exercisable) or interest to or in any Company IP. To the Company’s knowledge, no employee of the Company is: (x) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for the Company; or (y) in breach of any Contract with any former employer or other Person concerning IP Rights or confidentiality obligations.

(j) The Company has taken all reasonable steps for a company of its size and resources to maintain the confidentiality of and otherwise protect and enforce their rights in all material proprietary information that the Company holds, or purports to hold, as a trade secret.

(k) The Company is not, and the Company never was, a contributor to any industry standards body or similar organization that could require or obligate the Company to grant or offer to any other Person any license or right to any Company IP.

(l) To the Company’s knowledge, since January 1, 2025 no Person has infringed, misappropriated or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Company IP. Section 2.8(l) of the Company Disclosure Schedule accurately identifies (and the Company has provided to Parent an accurate and complete copy of) each letter or other written or electronic communication or correspondence that has been sent or otherwise delivered since January 1, 2025 by or to the Company regarding any actual, alleged or suspected infringement or misappropriation of any Company IP, and provides a brief description of the current status of the matter referred to in such letter, communication or correspondence.

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(m) Neither the execution, delivery or performance of this Agreement nor the consummation of any of the transactions contemplated hereby, including the Merger, will, with or without notice or lapse of time, result in or give any other Person the right or option to cause or declare: (i) a loss of, or Encumbrance on, any Company IP owned by the Company; (ii) a breach of any license agreement listed or required to be listed in Section 2.8(d) of the Company Disclosure Schedule; (iii) the release, disclosure or delivery of any Company IP owned by the Company by or to any escrow agent or other Person; or (iv) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Company IP owned by the Company.

(n) To the Company’s knowledge, the Company has not infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any IP Right of any other Person, including but not limited to, by the making, using, or selling of any proprietary products or services set forth in Section 2.8(b) of the Company Disclosure Schedule. Without limiting the generality of the foregoing, except as set forth on Section 2.8(n) of the Company Disclosure Schedule, (i) no infringement, misappropriation or similar claim or Legal Proceeding is pending or, to the Company’s knowledge, threatened in writing against the Company and (ii) the Company has never received any written notice or other written communication (whether in electronic form or otherwise) relating to any actual, alleged or suspected infringement, misappropriation or violation of any IP Rights of another Person.

(o) Except as disclosed on Section 2.8(o) of the Company Disclosure Schedule or pursuant to licenses for off-the-shelf software, the Company is not a party to any Contract requiring any future payment of royalties by the Company for the use of any IP Rights.

(p) Except as disclosed in Section 2.8(p) of the Company Disclosure Schedule, to the Company’s knowledge, the Company is not bound by any Contract to indemnify, defend, hold harmless or reimburse any other Person with respect to any intellectual property infringement, misappropriation or similar claim. The Company has never assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another Person for infringement, misappropriation or violation of any IP Right.

2.9 Compliance with Legal Requirements.

(a) The Company is not in conflict with, or in default or in material violation of any Legal Requirement, in each case, except as would not reasonably be expected to result in a Company Material Adverse Effect. No material investigation or review by any Governmental Body is pending, or to the knowledge of the Company, has been threatened in writing, against the Company. There is no material Order binding upon the Company which would have a Company Material Adverse Effect.

(b) The Company holds, to the extent required by any applicable Legal Requirement, all permits, licenses, authorizations, variances, exemptions, Orders and approvals from Governmental Bodies which are material and necessary to the operation of the business of the Company (collectively, the “Company Permits”). No suspension or cancellation of any such Company Permit is pending or, to the knowledge of the Company, threatened in writing. Each such Company Permit is valid and in full force and effect, and the Company is in compliance in all material respects with the terms of such Company Permits.

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(c) None of the representations and warranties contained in this Section 2.9 shall be deemed to relate to environmental matters (which are governed by Section 2.14) or tax matters (which are governed by Section 2.7).

2.10 Legal Proceedings. Except as set forth in Section 2.10 of the Company Disclosure Schedule, there is no pending Legal Proceeding, and (to the knowledge of the Company) no Person has threatened in writing to commence any Legal Proceeding: (a) against or by the Company affecting any of its properties or assets, which if determined adversely to the Company would result in a Company Material Adverse Effect; (b) against or by the Company that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement; or (c) that would be required to be disclosed in SEC Documents pursuant to Regulation S-K, Item 103.

2.11 Brokers’ and Finders’ Fees. Except as set forth in Section 2.11 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission payable by the Company in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

2.12 Employee Benefit Plans.

(a) Section 2.12(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a complete and accurate list of each material plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, retirement, pension, deferred compensation, loans, severance, separation, relocation, repatriation, expatriation, visas, work permits, termination pay, performance awards, bonus, incentive, stock option, stock purchase, stock bonus, phantom stock, stock appreciation right, supplemental retirement, profit sharing, fringe benefits, cafeteria benefits, medical benefits, life insurance, disability benefits, accident benefits, salary continuation, accrued leave, vacation, sabbatical, sick pay, sick leave, unemployment benefits or other benefits, whether written or unwritten, including each “voluntary employees’ beneficiary association”, under Section 501(c)(9) of the Code and each “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), in each case, for active, retired or former employees, directors or consultants, which is currently sponsored, maintained, contributed to, or required to be contributed to or with respect to which any potential material liability for premiums or benefits is borne by the Company or any trade or business (whether or not incorporated) that is or at any relevant time was treated as a single employer with the Company within the meaning of Section 414 of the Code (an “ERISA Affiliate”), (collectively, the “Company Employee Plans”).

(b) To the Company’s knowledge, each Company Employee Plan is being administered substantially in accordance with its terms and in material compliance with the requirements prescribed by any and all Legal Requirements (including ERISA and the Code). The Company and each ERISA Affiliate are not in material default under or material violation of, and have no knowledge of any material default or material violation by any other party to, any of the Company Employee Plans.

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2.13 Title to Assets; Condition of Equipment. The Company owns, and has good and valid title to, all tangible assets purported to be owned by it, including all assets purported to be owned by it and reflected in the Company Balance Sheet (other than assets sold or otherwise disposed of in the ordinary course of business since the date of the Company Balance Sheet), free and clear of any Encumbrances, except for (i) any Encumbrance for current taxes not yet due and payable, (ii) Encumbrances that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company, and (iii) Permitted Liens.

2.14 Environmental Matters. Except as would not reasonably be expected to result in a Company Material Adverse Effect, (a) the Company is in compliance with all applicable Environmental Laws, (b) as of the date hereof, no claims are pending or, to the knowledge of the Company, threatened in writing against the Company alleging a violation of or liability under any Environmental Law, and (c) to the knowledge of the Company, no conditions exist at any of the Company’s properties that would reasonably be expected to result in the owner or operator thereof incurring any material liability under any Environmental Law. “Environmental Law” means any applicable Legal Requirement in effect as of the date of this Agreement relating to the environment, natural resources or human health or safety, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., as amended; the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., as amended; the Clean Air Act, 42 U.S.C. 7401 et seq., as amended; the Clean Water Act, 33 U.S.C. 1251 et seq., as amended; and the Occupational Safety and Health Act, 29 U.S.C. 655 et seq.

2.15 Labor Matters. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes.

2.16 Company Contracts. Except as set forth in Section 2.16 of the Company Disclosure Schedule, the Company is not a party to or bound by any Contract that would be a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K if the Company were the registrant thereunder). The Company has made available to Parent a true, correct and complete copy of each Contract listed or required to be listed in Section 2.16 of the Company Disclosure Schedule (any such Contract, a “Company Contract”). Neither the Company, nor to the Company’s knowledge any other party to a Company Contract, has breached or violated in any material respect or materially defaulted under, or received written notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the Company Contracts. To the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) would reasonably be expected to: (a) result in a violation or breach in any material respect of any of the provisions of any Company Contract; (b) give any Person the right to declare a default in any material respect under any Company Contract; or (c) give any Person the right to cancel, terminate or modify any Company Contract. Each Company Contract is valid, binding, enforceable and in full force and effect, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

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2.17 Proxy Statement; Information Statement. Any information regarding the Company supplied by the Company for inclusion in any proxy statement or information statement, if applicable, which may be sent to Parent’s stockholders in connection with the solicitation of proxies or otherwise in favor of (i) the approval of the amendment to the certificate of incorporation of Parent, (ii) the Reverse Stock Split (as defined in Section 6.3(f)), and (iii) the approval, if necessary, of the issuance of shares of Parent Capital Stock pursuant to this Agreement (and any amendment or supplement thereto) (the “Proxy Statement” and “Information Statement”, as applicable), in each case, at the date the Proxy Statement or Information Statement (and any amendment or supplement thereto) is first mailed to Parent stockholders and, if applicable, at the time of the special meeting (the “Parent Meeting”) of Parent’s stockholders (or any adjournment or postponement thereof), will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 2.17 will not apply to statements or omissions included in the Proxy Statement or Information Statement (and, in each case, any amendment or supplement thereto) based upon information regarding Parent or any Parent Subsidiary supplied to the Company in writing by Parent for use therein. The Proxy Statement (and, in each case, any amendment or supplement thereto) will include the Company Board Recommendation (as defined in Section 5.14(b)).

2.18 Exclusivity of Representations and Warranties; Reliance.

(a) Except as expressly set forth in this Article 2, neither the Company nor any Person on behalf of the Company has made, nor are any of them making, any representation or warranty, written or oral, express or implied, at law or in equity, including with respect to merchantability or fitness for any particular purpose, in respect of the Company or its business in connection with the transactions contemplated hereby, including any representations or warranties about the accuracy or completeness of any information or documents previously provided (including with respect to any financial or other projections therein), and any other such representations and warranties are hereby expressly disclaimed.

(b) Parent and Merger Sub acknowledge and agree that, except as set forth in Article 2 or elsewhere in this Agreement, none of Parent, Merger Sub or any of their Representatives is relying on any other representation or warranty of the Company or any other Person, including regarding the accuracy or completeness of any such other representations or warranties or the omission of any material information, whether express or implied, in each case with respect to the transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub, jointly and severally, represent and warrant to the Company as follows (it being understood that each representation and warranty contained in this Article III is subject to: (a) the exceptions and disclosures set forth in the part or subpart of the Parent Disclosure Schedule corresponding to the particular Section or subsection in this Article III in which such representation and warranty appears; (b) any exceptions or disclosures explicitly cross-referenced in such part or subpart of the Parent Disclosure Schedule by reference to another part or subpart of the Parent Disclosure Schedule; and (c) any exception or disclosure set forth in any of the SEC Documents (other than any exhibits, schedules, or other documents incorporated therein by reference or any disclosures contained or referenced therein under the captions “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature) or other part or subpart of the Parent Disclosure Schedule to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure qualifies such representation and warranty) as of the date hereof and as of the Closing Date:

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3.1 Organization and Qualification.

(a) Parent is a corporation duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Legal Requirements of its jurisdiction of organization, and has the requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now conducted. Merger Sub is a corporation duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Legal Requirements of its jurisdiction of organization, and has the requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now conducted. Each of the Acquiring Companies is duly qualified or licensed to do business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction where the character of the assets and properties owned, leased or operated by it or the nature of its business makes such qualification or license necessary.

(b) Except as set forth on Section 3.1(b) of the Parent Disclosure Schedules or in the SEC Documents, Parent does not have any Subsidiaries other than Merger Sub, and Parent does not own any equity interest in any other Person other than Merger Sub. None of the Acquiring Companies has agreed or is obligated to make or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity.

(c) Parent has delivered or made available to the Company a true and correct copy of the articles of incorporation (including any certificate of designations), bylaws or like organizational documents, each as amended to date, of each of the Acquiring Companies. None of the Acquiring Companies is in violation of any of the provisions of such organizational documents.

3.2 Capital Structure.

(a) The authorized capital stock of Parent is as described in the SEC Documents. No shares of capital stock are held in Parent’s treasury. All outstanding shares of Parent Capital Stock are duly authorized, validly issued, fully paid and non-assessable and were issued in compliance with all applicable federal and state securities Legal Requirements.

(b) The shares of Parent Capital Stock issuable as Merger Consideration, upon issuance on the terms and conditions contemplated in this Agreement, would be duly authorized, validly issued, fully paid and non-assessable.

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(c) Other than as set forth in the SEC Documents, there is no existing option, warrant, call, right or contract to which Parent is a party requiring, and there are no equity interests in Parent outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of Parent Capital Stock or other equity securities in Parent or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities in Parent.

(d) (i) None of the outstanding shares of Parent Capital Stock are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Parent Capital Stock are subject to any right of first refusal; (iii) there are no outstanding bonds, debentures, notes or other indebtedness of the Acquiring Companies having a right to vote on any matters on which the stockholders of Parent have a right to vote; and (iv) there is no Contract to which the Acquiring Companies are a party relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of Parent Capital Stock. None of the Acquiring Companies is under any obligation or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Parent Capital Stock or other securities.

3.3 Authority; Non-Contravention; Approvals.

(a) Each of Parent and Merger Sub has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by each of Parent and Merger Sub of this Agreement, the performance by each of Parent and Merger Sub of its obligations hereunder and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject only to adoption of this Agreement by Parent as sole stockholder of Merger Sub following the execution hereof, and the filing and recordation of the Articles of Merger pursuant to Nevada Law. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company this Agreement constitutes the valid and binding obligation of Parent and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

(b) Parent’s board of directors, by resolutions duly adopted by the written consent of Parent’s board of directors and, as of the date of this Agreement, not subsequently rescinded or modified in any way, has, as of the date of this Agreement (i) approved this Agreement and the Merger, and determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are fair to, and in the best interests of Parent’s stockholders, and (ii) resolved to recommend that Parent’s stockholders approve the Parent Written Consent. The board of directors of Merger Sub, by resolutions duly adopted by the written consent of Merger Sub’s sole director and, as of the date of this Agreement, not subsequently rescinded or modified in any way, has approved and declared advisable this Agreement and the Merger and submitted this Agreement to Parent, as its sole stockholder for adoption thereby. Immediately following the execution of this Agreement, Parent in its capacity as the sole stockholder of Merger Sub, shall execute a written consent adopting this Agreement.

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(c) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent or Merger Sub will not, (i) conflict with or violate the articles of incorporation or bylaws of Parent, (ii) conflict with or violate the articles of incorporation or bylaws of Merger Sub; (iii) subject to compliance with the requirements set forth in Section 3.3(d) below, conflict with or violate any Legal Requirement or Order applicable to Parent or Merger Sub or by which their respective properties are bound or affected, or (iv) require an Acquiring Company to make any filing with or give any notice to or obtain any consent from a Person pursuant to any Contract that would be a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K if the Company were the registrant thereunder) (“Parent Contract”), result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of Parent pursuant to, any Parent Contract.

(d) No consent, approval, Order or authorization of, or registration, declaration or filing with any Governmental Body is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing with the SEC of any outstanding periodic reports due under the Exchange Act, (ii) the filing of the Articles of Merger with the Secretary of State of the State of Nevada, (iii) the filing of Current Reports on Form 8-K with the SEC within four business (as determined under applicable SEC Legal Requirements) days after the execution of this Agreement and the Closing Date, (iv) the filing of an Amended and Restated Charter with the Secretary of State of the State of Nevada, (v) such approvals as may be required under applicable state securities or “blue sky” laws or the rules and regulations of the over-the-counter marketplace, (vi) the filings contemplated by Section 5.2(a), and (vii) the filing of the S-4 Registration Statement with the SEC, and except where the failure to make or obtain such consent, approval, Order or authorization would not have, in the aggregate, a Parent Material Adverse Effect.

3.4 Anti-Takeover Statutes Not Applicable. The board of directors of Parent and the board of directors of Merger Sub have taken all actions so that no state takeover statute or similar Legal Requirement applies or purports to apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement.

3.5 SEC Filings; Parent Financial Statements; No Undisclosed Liabilities.

(a) Parent has filed or furnished all reports and other materials required to be filed or furnished by Parent under the Exchange Act since December 31, 2023. As of the time an SEC Document was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the SEC Documents complied in all material respects with the applicable requirements of the Exchange Act and (ii) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed in an SEC Document, each of the certifications and statements relating to SEC Documents required by: (1) the SEC’s Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460); (2) Rule 13a-14 or 15d-14 under the Exchange Act; or (3) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) is accurate and complete, and complied as to form and content with all applicable Legal Requirements in effect at the time such Parent certification was filed with or furnished to the SEC. As used in this Section 3.5, the term “file” and variations thereof will be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

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(b) Accurate and complete copies of Parent’s SEC Documents have been made available (including via EDGAR) to the Company. As of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such subsequent filing, or, if a registration statement, as amended or supplemented, if applicable, by a filing prior to the date of this Agreement pursuant to the Securities Act, on the date such registration statement or amendment became effective), none of Parent’s SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from SEC staff with respect to Parent’s SEC Documents. To Parent’s knowledge, none of Parent’s SEC Documents is the subject of ongoing SEC review or investigation, other than any review or investigation initiated as a result of the transactions contemplated by this Agreement.

(c) Except as set forth in the SEC Documents, Parent maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that all material information concerning Parent required to be disclosed by Parent in the reports that it is required to file, submit or furnish under the Exchange Act is recorded, processed, summarized and reported on a timely basis to the individuals responsible for the preparation of such reports.

(d) Parent has established and maintains a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) that is reasonably designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements in accordance with GAAP for external purposes and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Parent, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of Parent are being made only in accordance with authorizations of management and directors of Parent, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Parent’s assets that could have a material effect on its financial statements, and such system of internal controls over financial report is reasonably effective. Parent has disclosed, based on its most recent evaluation prior to the date of this Agreement, to Parent’s outside auditors and the audit committee of Parent’s board of directors: (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) which are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information; and (ii) any material fraud, within the knowledge of Parent, that involves management or other employees who have a significant role in Parent’s internal controls over financing reporting. As of the date hereof, there is no reason to believe that Parent’s independent auditors, interim chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when required. To the knowledge of Parent, neither Parent nor any of the Parent Subsidiaries nor Parent’s independent auditors have identified or been made aware of: (x) any significant deficiency or material weakness in the design or operation of Parent’s internal controls; (y) any illegal act or fraud, whether or not material, that involves Parent’s management or other employees; or (z) any reasonably credible claim or allegation regarding any of the foregoing.

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(e) The financial statements (including any related notes) contained or incorporated by reference in the SEC Documents (the “Parent Financial Statements”): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated; and (iii) fairly present the consolidated financial position of Parent as of the respective dates thereof and the consolidated results of operations and cash flows of Parent for the periods covered thereby.

(f) Other than as set forth in the Parent Financial Statements or in Section 3.5(f) of the Parent Disclosure Schedules, none of the Acquiring Companies has any material liabilities (absolute, accrued, contingent or otherwise) of any nature that are not otherwise disclosed in the SEC Documents.

(g) Since the date of the Parent Financial Statements through the date of this Agreement, the Acquiring Companies have conducted their businesses only in the ordinary course of business in all material respects and there has not been a Parent Material Adverse Effect.

3.6 Taxes.

(a) Each of the income and other material Tax Returns that any Acquiring Company was required to file under applicable Legal Requirements: (i) has been timely filed on or before the applicable due date (including any extensions of such due date) and (ii) is true and complete in all material respects. All material Taxes due and payable by Parent have been timely paid, except to the extent such amounts are being contested in good faith by Parent or are properly reserved for on the books or records of Parent. No extension of time with respect to any date on which a Tax Return was required to be filed by an Acquiring Company is in force (except routine extensions of not more than six months followed by timely filing within the extension period), and no waiver or agreement by or with respect to an Acquiring Company is in force for the extension of time for the payment, collection or assessment of any Taxes, and no request has been made by an Acquiring Company in writing for any such extension or waiver (except, in each case, in connection with any request for extension of time for filing Tax Returns). There are no Encumbrances for Taxes on any asset of an Acquiring Company other than Encumbrances for Taxes not yet due and payable, Taxes contested in good faith or that are otherwise not material and reserved against or reflected in the SEC Documents. No deficiency with respect to Taxes has been proposed, asserted or assessed in writing against Parent which has not been fully paid or adequately reserved or reflected in the SEC Documents.

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(b) All material Taxes that an Acquiring Company has been required to collect or withhold have been duly collected or withheld and, to the extent required by applicable Legal Requirements when due, have been duly and timely paid to the proper Governmental Body.

(c) The unpaid Taxes of the Acquiring Companies (i) did not, as of December 31, 2024, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax items) set forth on the face of the balance sheet of such date contained in the SEC Documents, and (ii) do not exceed the reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Acquiring Companies in filing their Tax Returns. Since December 31, 2024, the Acquiring Companies have not incurred any liability for Taxes outside of the ordinary course of business or otherwise inconsistent with past custom or practice.

(d) No Acquiring Company will be required to include any material item of income in, or exclude any material item of deduction or credit from, the computation of taxable income for any taxable period (or portion thereof) ending after the Closing Date, as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, (iv) prepaid amount received on or prior to the Closing Date, (v) deferred intercompany gain or excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax law), or (vi) election under Section 108(i) of the Code.

(e) No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into by any Acquiring Company with any taxing authority or issued by any taxing authority to an Acquiring Company. There are no outstanding rulings of, or request for rulings with, any Governmental Body addressed to an Acquiring Company that are, or if issued would be, binding on any Acquiring Company.

(f) No Acquiring Company is a party to any Contract with any third party relating to allocating or sharing the payment of, or liability for, Taxes or Tax benefits (other than pursuant to customary provisions included in credit agreements, leases, and agreements entered with employees, in each case, not primarily related to Taxes and entered into in the ordinary course of business). No Acquiring Company has any liability for the Taxes of any third party under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Legal Requirement) as a transferee or successor or otherwise by operation of Legal Requirements.

(g) No Acquiring Company has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or of any group that has filed a combined, consolidated or unitary Tax return under state, local or foreign Tax Legal Requirement (other than a group the common parent of which was Parent).

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(h) Other than its direct interest in Merger Sub and as set forth on Section 3.1(b) of the Parent Disclosure Schedules, Parent does not have any direct or indirect interest in any trust, partnership, corporation, limited liability company, or other “business entity” for United States federal income tax purposes. Each Acquiring Company is and always has been a corporation taxable under subchapter C of the Code for United States federal income tax purposes, and has had comparable status under the Legal Requirements of any state, local or non-U.S. jurisdiction in which it was required to file any Tax Return at the time it was required to file such Tax Return. None of the Acquiring Companies is a “controlled foreign corporation” within the meaning of Section 957 of the Code or a “passive foreign investment company” within the meaning of Section 1297 of the Code.

(i) No Acquiring Company has participated in, or is currently participating in, a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2). Parent has disclosed on its respective United States federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of United States federal income Tax within the meaning of Section 6662 of the Code.

(j) Each Acquiring Company is not (and has not been for the five-year period ending at the Effective Time) a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code and the applicable Treasury Regulations.

(k) No Acquiring Company has a permanent establishment, as defined in any applicable Tax treaty between the United States and such other country, or is otherwise subject to the taxing jurisdiction of a country other than the United States.

(l) No Acquiring Company has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.

(m) No Acquiring Company has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under Section 368 of the Code. No Acquiring Company is aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying as a reorganization under Section 368 of the Code.

3.7 Intellectual Property.

(a) Except as set forth on Section 3.7(a) of the Parent Disclosure Schedules, Parent owns or possesses, or has the right or license to use, all of the IP Rights used in its business as currently conducted
(“Parent IP”), free and clear of any Encumbrances (other than Permitted Liens), without any violation, misappropriation or infringement of, or other conflict with, the rights of another Person.

(b) Section 3.7(b) of the Parent Disclosure Schedule accurately identifies and describes each proprietary product or service currently developed, manufactured, marketed or sold by or on behalf of Parent or any of the Parent Subsidiaries, including products or services currently designated as development candidates with a unique internal name by Parent or any of the Parent Subsidiaries.

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(c) Section 3.7(c) of the Parent Disclosure Schedule accurately identifies: (i) each item of Registered IP in which Parent or any of the Parent Subsidiaries has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person, or otherwise); (ii) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable registration or serial number; and (iii) any other Person that has an ownership interest in such item of Registered IP and the nature of such ownership interest.

(d) Section 3.7(d) of the Parent Disclosure Schedule accurately identifies: (i) all IP Rights licensed to Parent (other than any non-customized software that (x) is so licensed solely in executable or object code form pursuant to a non-exclusive, internal use software license, (y) is not incorporated into, or used directly in the development, manufacturing or distribution of, any of Parent’s products or services and (z) is generally available on standard terms for less than $25,000); (ii) the corresponding Contract(s) pursuant to which such IP Rights are licensed to Parent; and (iii) whether the license or licenses granted to Parent are exclusive or non-exclusive.

(e) Section 3.7(e) of the Parent Disclosure Schedule accurately identifies each Contract pursuant to which any Person has been granted by Parent any license under, or otherwise has received or acquired any exclusive right (whether or not currently exercisable) or interest in, any Parent IP. Except as set forth on Section 3.7(e) of the Parent Disclosure Schedule, Parent is not bound by, and no Parent IP is subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of Parent to use, exploit, assert or enforce any Parent IP anywhere in the world, except field and geographical restrictions in applicable licenses to Parent IP granted to Parent.

(f) Parent has provided to the Company an accurate and complete copy of each standard form of Parent IP Contract used by Parent at any time since January 1, 2025, including each standard form of: (i) employee agreement containing any intellectual property assignment or license of IP Rights or any confidentiality provision; (ii) consulting or independent contractor agreement containing any intellectual property assignment or license of IP Rights or any confidentiality provision; and (iii) confidentiality or nondisclosure agreement.

(g) Without limiting Section 3.7(a) and subject to the other clauses of this Section 3.7 and the Parent Disclosure Schedule relating thereto:

(i) All documents and instruments necessary to perfect the rights of Parent in Parent IP have been validly executed, delivered and, if related to Registered IP, filed in a timely manner with the appropriate Governmental Body, where required.

(ii) No funding, facilities or personnel of any Governmental Body were used, directly or indirectly, to develop or create, in whole or in part, any of Parent IP.

(iii) Since January 1, 2025, Parent has not assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any IP Right to any other Person.

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(h) To Parent’s knowledge, all Parent IP that is Registered IP is, as to registered IP Rights, valid, subsisting and enforceable, and as to applications, pending and in full force. Without limiting the generality of the foregoing, to Parent’s knowledge:

(i) Each U.S. patent application and U.S. patent in which Parent has an ownership interest was filed within one (1) year of a printed publication, public use or offer for sale of each invention described in the U.S. patent application or U.S. patent. Each foreign patent application and foreign patent in which Parent has an ownership interest was filed or claims priority to a patent application filed prior to each invention described in the foreign patent application or foreign patent being made available to the public.

(ii) Except as set forth on Section 3.7(h)(ii) of the Parent Disclosure Schedule, to Parent’s knowledge, no trademark or trade name owned, used or applied for by Parent conflicts or interferes with any trademark or trade name owned, used or applied for by any other Person. No event or circumstance (including a failure to exercise adequate quality controls and an assignment in gross without the accompanying goodwill) has occurred or exists that has resulted in, or would reasonably be expected to result in, the abandonment of any trademark owned, used or applied for by or on behalf of Parent

(iii) Each item of Parent IP that is Registered IP is in compliance with all Legal Requirements, other than any Legal Requirement that can be met with reasonable effort with respect to such Registered IP so as to avoid revocation, cancellation, or lapse or otherwise adversely affect its enforceability, use, or priority, and all filings, payments and other actions required to be made or taken to maintain such item of Registered IP in full force and effect have been made by the applicable deadline.

(iv) All assignments to Parent of inventorship, authorship or ownership rights relating to Parent IP that is Registered IP are valid and enforceable.

(v) Except as set forth on Section 3.7(h)(v) of the Parent Disclosure Schedule, no interference, opposition, reissue, reexamination or other Legal Proceeding is, or since January 1, 2025 has been, pending or, to Parent’s knowledge, threatened in writing, in which the scope, validity or enforceability of any Parent IP that is Registered IP is being or has been or is expected by Parent to be contested or challenged. To Parent’s knowledge, there is no basis for a claim that any Parent IP that is Registered IP is invalid or unenforceable.

(i) Each Person who is or was an employee or contractor of Parent or any of the Parent Subsidiaries and who is or was involved in the creation or development of any Parent IP has signed an agreement containing an assignment of IP Rights to Parent or one of the Parent Subsidiaries. No current or former stockholder, officer, director, employee, consultant or contractor of Parent or any of the Parent Subsidiaries has any claim, right (whether or not currently exercisable) or interest to or in any Parent IP. To Parent’s knowledge, no employee of Parent or any of the Parent Subsidiaries is: (x) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for Parent or the Parent Subsidiaries; or (y) in breach of any Contract with any former employer or other Person concerning IP Rights or confidentiality obligations.

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(j) Parent has taken all reasonable steps for a company of its size and resources to maintain the confidentiality of and otherwise protect and enforce their rights in all material proprietary information that Parent holds, or purports to hold, as a trade secret.

(k) Parent is not and never was a contributor to any industry standards body or similar organization that could require or obligate Parent to grant or offer to any other Person any license or right to any Parent IP.

(l) To Parent’s knowledge, since January 1, 2025, no Person has infringed, misappropriated or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Parent IP.

(m) Neither the execution, delivery or performance of this Agreement nor the consummation of any of the transactions contemplated hereby, including the Merger, will, with or without notice or lapse of time, result in or give any other Person the right or option to cause or declare: (i) a loss of, or Encumbrance on, any Parent IP owned by Parent; (ii) a breach of any license agreement listed or required to be listed in Schedule 3.7(d) of the Parent Disclosure Schedule; (iii) the release, disclosure or delivery of any Parent IP owned by Parent by or to any escrow agent or other Person; or (iv) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of Parent IP owned by Parent.

(n) To Parent’s knowledge, neither Parent nor any of the Parent Subsidiaries have infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any IP Right of any other Person. Without limiting the generality of the foregoing, except as set forth on Section 3.7(n) of the Parent Disclosure Schedule, (i) no infringement, misappropriation or similar claim or Legal Proceeding is pending or, to Parent’s knowledge, threatened in writing against Parent or any of the Parent Subsidiaries and (ii) neither Parent nor any of the Parent Subsidiaries have ever received any written notice or other written communication (whether in electronic form or otherwise) relating to any actual, alleged or suspected infringement, misappropriation or violation of any IP Rights of another Person.

(o) Except as disclosed on Section 3.7(o) of the Parent Disclosure Schedule or pursuant to licenses for off-the-shelf software, Parent is not a party to any Contract requiring any future payment of royalties by Parent or any of the Parent Subsidiaries for the use of any IP Rights.

(p) To Parent’s knowledge, neither Parent nor any of the Parent Subsidiaries are bound by any Contract to indemnify, defend, hold harmless or reimburse any other Person with respect to any intellectual property infringement, misappropriation or similar claim. Neither Parent nor any of the Parent Subsidiaries have ever assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another Person for infringement, misappropriation or violation of any IP Right.

(q) The failure by Parent to register, reregister, renew, extend, or reapply, or otherwise keep effective, the Parent IP, whether before or after the Closing Date, shall not result in any penalties (cash or otherwise) of Parent to any licensor, licensee or other third Person having an interest in any such Parent IP.

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(r) With respect to all Registered IP that Parent has permitted to lapse, Parent has timely notified all licensees, licensors and other third Person having an interest in any such Parent IP, of such lapsed Parent IP.

3.8 Compliance with Legal Requirements.

(a) Each of the Acquiring Companies has not failed to comply in any material respect with or is not in conflict with, or in default or in material violation of any Legal Requirement, including any applicable Environmental Law. No investigation or review by any Governmental Body is pending, or to the knowledge of Parent, has been threatened in writing, against any of the Acquiring Companies. There is no material Order binding upon Parent or Merger Sub which would have a Parent Material Adverse Effect.

(b) Each of the Acquiring Companies holds, to the extent required by any applicable Legal Requirement, all permits, licenses, authorizations, variances, exemptions, Orders and approvals from Governmental Bodies which are necessary to the operation of the business of Parent or Merger Sub, as the case may be (collectively, the “Parent Permits”). No suspension or cancellation of any such Parent Permit is pending or, to the knowledge of Parent, threatened in writing. Each such Parent Permit is valid and in full force and effect, and each Acquiring Company is in compliance in all material respects with the terms of such Parent Permits.

3.9 Legal Proceedings; Orders.

(a) There is no pending Legal Proceeding, nor has there ever been any Legal Proceeding, and (to the knowledge of Parent) no Person has ever threatened in writing to commence any Legal Proceeding: (i) against or by any Acquiring Company affecting any of its properties or assets; or (ii) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To the knowledge of Parent, no event has occurred, and no claim, dispute or other condition or circumstance exists, that would reasonably be expected to give rise to or serve as a basis for the commencement of any Legal Proceeding of the type described in clause “(i)” or clause “(ii)” of the first sentence of this Section 3.9(a).

(b) There is no Order to which any of the Acquiring Companies, or any of the assets owned or used by any of the Acquiring Companies, is subject. To the knowledge of Parent, no officer or other key employee of any of the Acquiring Companies is subject to any Order that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquiring Companies.

3.10 Brokers’ and Finders’ Fees. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission payable by an Acquiring Company in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Acquiring Companies.

3.11 Interested Party Transactions. Except as set forth in the SEC Documents, no event has occurred during the past three (3) years that would be required to be reported by Parent as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K.

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3.12 Disclosure. None of the representations or warranties of Parent or Merger Sub contained herein, none of the information contained in the Parent Disclosure Schedules and none of the other information or documents furnished or to be furnished to the Company by Parent or Merger Sub or pursuant to the terms of this Agreement is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein, in light of the circumstance in which they were made, not misleading in any material respect.

3.13 No Prior Merger Sub Operations. Merger Sub was formed solely for the purpose of effecting the Merger and has not engaged in any business activities or conducted any operations, nor does it have any assets or liabilities, other than in connection with the transactions contemplated hereby.

3.14 Exclusivity of Representations and Warranties; Reliance.

(a) Except as expressly set forth in this Article 3, no Acquiring Company or any Person on behalf of any Acquiring Company has made, nor are any of them making, any representation or warranty, written or oral, express or implied, at law or in equity, including with respect to merchantability or fitness for any particular purpose, in respect of any Acquiring Company or its business in connection with the transactions contemplated hereby, including any representations or warranties about the accuracy or completeness of any information or documents previously provided (including with respect to any financial or other projections therein), and any other such representations and warranties are hereby expressly disclaimed.

(b) The Company acknowledges and agrees that, except as set forth in this Article 3 or elsewhere in this Agreement, none of the Company or any of its Representatives is relying on any other representation or warranty of any Acquiring Company or any other Person, including regarding the accuracy or completeness of any such other representations or warranties or the omission of any material information, whether express or implied, in each case with respect to the transactions contemplated hereby.

ARTICLE 4

CONDUCT OF BUSINESS PENDING THE MERGER

4.1 Conduct of the Company Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time (the “Pre-Closing Period”), the Company agrees, except to the extent that Parent consents in writing, which will not be unreasonably withheld, conditioned or delayed, and except to the extent as necessary to effect the transactions contemplated in this Agreement, to use commercially reasonable efforts to carry on its business in the ordinary course of business. In addition, without limiting the foregoing, other than as expressly contemplated by this Agreement, without obtaining the written consent of Parent, which will not be unreasonably withheld, conditioned or delayed, the Company will not do any of the following:

(a) amend or otherwise change its Articles of Incorporation or Bylaws, or otherwise alter its corporate structure through merger, liquidation, reorganization or otherwise;

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(b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any capital securities of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any capital securities, or any other ownership interest, other than in connection with (i) the exercise of the Company Stock Options outstanding on the date of this Agreement as required by the terms of such Company Stock Options or (ii) the conversion of the Company Preferred Stock in accordance with its terms;

(c) redeem, repurchase or otherwise acquire, directly or indirectly, any shares of Company Capital Stock, Company Stock Options and Company Warrants;

(d) incur any indebtedness or guarantee any indebtedness for borrowed money outside of the existing line of credit pursuant to that certain Promissory Note and Loan Agreement, dated April 9, 2024, by and between the Company and GLD Sponsor Member II, LLC or issue or sell any debt securities or guarantee any debt securities or other obligations of others or sell, pledge, dispose of or create an Encumbrance over any assets (except for (i) sales of assets in the ordinary course of business and (ii) dispositions of obsolete or worthless assets);

(e) accelerate, amend or change the period (or permit any acceleration, amendment or change) of exercisability of options or warrants or authorize cash payments in exchange for any options, except as may be required under any Contract or this Agreement or as may be required by applicable Legal Requirements;

(f) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital securities or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its capital securities or (iii) amend the terms of, repurchase, redeem or otherwise acquire any of its securities, or propose to do any of the foregoing;

(g) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any other material property or assets in excess of $150,000;

(h) take any action, other than as required by applicable Legal Requirements or GAAP or as disclosed in the notes to the Company Financial Statements, to change accounting policies or procedures;

(i) make or change any material tax election inconsistent with past practices, adopt or change any Tax accounting method, or settle or compromise any material federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations for any assessment of any Tax;

(j) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in the aggregate amount exceeding $150,000 in the aggregate or $50,000 individually, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements, or incurred in the ordinary course of business;

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(k) initiate any Legal Proceeding or settle or agree to settle any Legal Proceeding (in each case, except in connection with this Agreement); and

(l) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (k) above, or any action which would make any of the representations or warranties of such Party contained in this Agreement untrue or incorrect or prevent such Party from performing or cause such Party not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

The Parties acknowledge and agree that (i) nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time; (ii) prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations; and (iii) notwithstanding anything contrary set forth in this Agreement, no consent of Parent will be required with respect to any matter set forth in this Agreement to the extent the requirement of such consent would violate any applicable Legal Requirements.

4.2 Conduct of Parent Business. During the Pre-Closing Period, Parent agrees, except to the extent that the Company consents in writing, which will not be unreasonably withheld, conditioned or delayed, to carry on its business in the ordinary course of business. In addition, without limiting the foregoing, other than as expressly contemplated by this Agreement, without obtaining the written consent of the Company, which will not be unreasonably withheld, conditioned or delayed, none of the Acquiring Companies will do any of the following:

(a) amend or otherwise change its certificate of incorporation or bylaws, or otherwise alter its corporate structure through merger, liquidation, reorganization or otherwise, except as may be contemplated by the SEC Documents;

(b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any capital securities of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any capital securities, or any other ownership interest, other than in connection with (i) the exercise of the Parent Stock Options outstanding on the date of this Agreement as required by the terms of such Parent Stock Options or (ii) the conversion of the Parent Series A Stock in accordance with its terms;

(c) incur any indebtedness or guarantee any indebtedness for borrowed money outside of the existing line of credit pursuant to that certain Promissory Note and Loan Agreement, dated August 13, 2024, as amended on November 8, 2024 and June 30, 2025, by and between the Parent and Reprise Management, Inc., or issue or sell any debt securities or guarantee any debt securities or other obligations of others or sell, pledge, dispose of or create an Encumbrance over any assets, except consistent with past practices and provided all of such indebtedness is repaid, terminated or spun off at or prior to the Closing;

(d) accelerate, amend or change the period (or permit any acceleration, amendment or change) of exercisability of options or warrants or authorize cash payments in exchange for any options;

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(e) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) amend the terms of, repurchase, redeem or otherwise acquire any of its securities, or propose to do any of the foregoing;

(f) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any other material property or assets in excess of $150,000; (ii) enter into or amend any Parent Contract; or (iii) authorize any capital expenditures or purchase of fixed assets;

(g) materially increase the compensation payable or to become payable to its directors, officers, employees or consultants or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer, employee or consultant, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any such director, officer, consultant or employee;

(h) take any action, other than as required by applicable Legal Requirements or GAAP, to change accounting policies or procedures;

(i) make or change any material Tax election inconsistent with past practices, adopt or change any Tax accounting method, or settle or compromise any material federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations for any assessment of any Tax;

(j) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in the aggregate amount exceeding $150,000 in the aggregate or $50,000 individually, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the financial statements of Parent, or incurred in the ordinary course of business;

(k) enter into any material partnership arrangements, joint development agreements or strategic alliances;

(l) initiate any Legal Proceeding or settle or agree to settle any Legal Proceeding (in each case, except in connection with this Agreement); or

(m) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through (k) above, or any action which would make any of the representations or warranties of such Party contained in this Agreement untrue or incorrect or prevent such Party from performing or cause such Party not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

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ARTICLE 5

ADDITIONAL AGREEMENTS

5.1 Access to Information; Confidentiality. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Article 7, and upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such Party is subject, the Company and Parent will each afford to the Representatives of the other Party, reasonable access, during the Pre-Closing Period, to all its properties, books, contracts, commitments and records (including, without limitation, Tax records) and, during such period, the Company and Parent each will furnish promptly to the other all information concerning its business, properties and personnel as such other Party may reasonably request, and each will make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other’s business, properties and personnel as either Party may reasonably request; provided, that each of the Company and Parent reserves the right to withhold any information if access to such information could adversely affect the attorney-client privilege between it and its counsel; provided, further, that any such investigation shall be conducted during normal business hours upon reasonable advance notice to the Party, under the supervision of the Party’s personnel and in such a manner as not to interfere with the normal operations of the Party. Prior to the Closing, without the prior written consent of the Company, which may be withheld for any reason, Parent shall not contact any suppliers to, or customers of, the Company. Each Party will not, and shall cause its Affiliates and Representatives not to, disclose to any third party, and shall keep confidential, such information and any other information in its possession regarding any of the Parties hereto, in each case, except to the extent (a) such information is generally available to the public through no fault of such Party or any of its Representatives or (b) disclosure is required by applicable Legal Requirements.

5.2 Regulatory Approvals and Related Matters.

(a) As promptly as practicable, each Party will file all notices, reports and other documents required to be filed by such Party with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Each of Parent and the Company will notify the other Party promptly upon the receipt of (and, if in writing, share a copy of) any communication received by such Party from, or given by such Party to, any Governmental Bodies and of any material communication received or given in connection with any proceeding by a private party, in each case in connection with the transactions contemplated by this Agreement. Each of Parent and the Company will give the other Party prompt notice of the commencement or known threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, will keep the other Party reasonably informed as to the status of any such Legal Proceeding or threat, and, in connection with any such Legal Proceeding, will permit authorized Representatives of the other Party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

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(b) Upon the terms and subject to the conditions set forth in this Agreement and subject to this Section 5.2(b), each of the Parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions necessary or advisable to satisfy each of the conditions set forth in Article 6, consummate the Merger and make effective the other transactions contemplated by this Agreement (provided that no Party will be required to waive any of the conditions set forth in Article 6, as applicable, to its obligations to consummate the Merger and the other transactions contemplated by this Agreement).

5.3 Director Indemnification and Insurance.

(a) From and after the Effective Time, Parent will fulfill and honor in all respects the obligations of the Company and Parent which exist prior to the date hereof to indemnify the Company’s and Parent’s present and former directors and officers and their heirs, executors and assigns; provided, however, that the Company directors and officers which become directors and officers of the Surviving Corporation will enter into the Surviving Corporation’s standard indemnification agreement substantially in the form of Exhibit E attached hereto, which will supersede any other contractual rights to indemnification. The articles of incorporation and bylaws of the Surviving Corporation will contain provisions at least as favorable as the provisions relating to the indemnification and elimination of liability for monetary damages set forth in the Articles of Incorporation and Bylaws of the Company, and the provisions relating to the indemnification and elimination of liability for monetary damages set forth in the articles or certificate of incorporation and bylaws of the Company and Parent will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at the Effective Time, were directors, officers, employees or agents of the Company or Parent, unless such modification is required by Legal Requirements.

(b) This Section 5.3 will survive any termination of this Agreement and the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the parties indemnified hereby (each of whom is an express third-party beneficiary of this Agreement with respect to this Section 5.3), and will be binding on all successors and assigns of the Surviving Corporation and Parent. In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 5.3.

5.4 Notification of Certain Matters. To the extent any of the following would reasonably be expected to result in the failure to be satisfied of any condition set forth in Article 6, the Company will give prompt notice to Parent, and Parent will give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (ii) any failure of the Company or Parent, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.4 will not limit or otherwise affect the remedies available hereunder to the Party receiving such notice; and provided, further, that failure to give such notice will not be treated as a breach of covenant for the purposes of Sections 6.2(a), 6.2(b), 6.3(a) or 6.3(b) unless the failure to give such notice results in material prejudice to the other Party.

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5.5 Public Announcements. Parent and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger or this Agreement and, subject to any applicable Legal Requirements, will not issue any such press release or make any such public statement without the prior consent of the other Party, which will not be unreasonably withheld or delayed.

5.6 Conveyance Taxes. Parent and the Company will cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time. Parent shall pay all such Taxes when due.

5.7 Exclusive Dealing. From the date hereof until the Effective Time or termination of this Agreement in accordance with Article 7, neither Parent nor the Company shall, nor shall either of them authorize or permit any of its Representatives to, directly or indirectly, take any action to solicit, initiate, knowingly facilitate or encourage the submission of any Acquisition Proposal, engage in any discussions or negotiations with any third party regarding an Acquisition Proposal or enter into any agreement with respect to an Acquisition Proposal. For purposes of this Agreement, “Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any third party offer or proposal relating to any acquisition or purchase, direct or indirect, whether by way of asset purchase, equity purchase, merger, consolidation, share exchange, business combination or otherwise, of a material portion of the assets of Parent or the Company, respectively, or any equity interest in Parent or the Company, respectively, or any other transaction the consummation of which would reasonably be expected to frustrate the purposes of, impede, prevent or materially delay the transactions contemplated by this Agreement.

5.8 Company and Parent Disclosure Schedules. Each of the Company and Parent may in its discretion, for informational purposes only, supplement the information set forth on the Company Disclosure Schedule or Parent Disclosure Schedule, as applicable, with respect to any matter now existing or hereafter arising that, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Schedule or Parent Disclosure Schedule, as applicable, on the date of this Agreement or that is necessary to correct any information in the Company Disclosure Schedule or Parent Disclosure Schedule, as applicable, which has been rendered inaccurate thereby promptly following discovery thereof. Any such amended or supplemented disclosure shall not be deemed to modify the representations and warranties of the Company, Parent or Merger Sub for any purpose; provided, however, that if as a result of matters disclosed in such Company Disclosure Schedule or Parent Disclosure Schedule, the Company or Parent, as the case may be, has the right to, but does not elect to, terminate this Agreement within ten (10) Business Days of its receipt of such supplement, then the Company or Parent, as the case may be, shall be deemed to have irrevocably waived any right to terminate this Agreement with respect to such matter.

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5.9 Tax Matters.

(a) Parent, Merger Sub and the Company shall use their respective commercially reasonable efforts to cause the Merger to qualify, and agree not to, and not to permit or cause any Affiliate or Subsidiary to, take any actions or cause any action to be taken which would reasonably be expected to prevent the Merger from qualifying, as a “reorganization” under Section 368(a) of the Code.

(b) Parent, Merger Sub and the Company shall treat, and shall not take any Tax reporting position inconsistent with the treatment of, the Merger as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal, state and other relevant Tax purposes, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

5.10 Expenses. In the event the Merger is consummated, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement by both Parent and the Company will be paid by Parent. In the event the Merger is not consummated, then all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement will be paid by the Party incurring such expenses; provided, that all fees, costs, and expenses incurred in connection with filing for applicable regulatory approvals and the preparation, filing, and mailing of the S-4 Registration Statement shall be borne and paid by Parent.

5.11 Nasdaq Listing Application. Parent and the Company shall use commercially reasonable efforts, (a) to the extent required by the rules and regulations of Nasdaq, to prepare and submit to Nasdaq a notification form for the listing of the Parent Capital Stock to be issued in connection with the Merger, and to cause such shares to be approved for listing (subject to official notice of issuance) and (b) to the extent required by Nasdaq Marketplace Rule 5110, to file an initial listing application for the Parent Capital Stock on Nasdaq (the “Nasdaq Listing Application”) and to cause such Nasdaq Listing Application to be conditionally approved prior to the Closing Date subject to Closing. The Parties will use commercially reasonable efforts to coordinate with respect to compliance with Nasdaq rules and regulations. Parent agrees to pay all Nasdaq fees associated with the Nasdaq Listing Application. The Company will cooperate with Parent as reasonably requested by Parent with respect to the Nasdaq Listing Application and promptly furnish to Parent all information concerning the Company and its shareholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.11.

5.12 Equity Credit Line. At the Closing and subject to approval of the Nasdaq Listing Application, the Parent will use its best efforts to enter into an Equity Credit Line in a minimum amount of $25 million at terms to be mutually agreeable to Parent and the Company.

5.13 Independent Director Compensation. Parent shall adopt an amended Independent Director Compensation Policy to be in effect as of the Closing, in form and substance agreeable to the Company.

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5.14 Company Special Meeting; Company Board Recommendation.

(a) Following the date hereof, the Company will take all action necessary in accordance with Nevada Law and its Articles of Incorporation to duly call, give notice of, convene and hold as promptly as practicable a special meeting of the Company’s Shareholders (the “Company Special Meeting”) to seek Company Shareholder approval of the Merger, including mailing any applicable materials to its stockholders as promptly as reasonably practicable. Alternatively, in accordance with Nevada Law and its Articles of Incorporation, the Company may seek Company Shareholder approval by written consent (the “Written Consent”). The Company’s obligation to call, convene and hold the Company Special Meeting shall not be affected by a change in Company Board Recommendation (as defined in Section 5.14(b)), unless this Agreement is terminated pursuant to Article 7. The Company will use its reasonable best efforts to solicit from its stockholders, proxies or Written Consent in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby, including the Merger, and will take all other action necessary or advisable to obtain the Company Shareholder approval. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Special Meeting to the extent necessary to ensure that any necessary supplement or amendment to the information provided to the Company’s Shareholders (as determined by the Company in good faith and upon the advice of outside counsel) is provided to the Company’s Shareholders a reasonable time in advance of the Company Special Meeting (or at any adjournment or postponement thereof), or if as of the time for which the Company Special Meeting (or any adjournment or postponement thereof) is scheduled there are insufficient shares of Company stock represented in person or by proxy to constitute a quorum necessary to conduct the business of the Company Special Meeting or to adopt this Agreement and approve the transactions contemplated hereby, including the Merger.

(b) (i) The board of directors of the Company shall recommend that the Company’s Shareholders vote in favor of (A) the adoption of this Agreement and (B) the approval of the transactions contemplated by this Agreement, including the Merger, at the Company Special Meeting (or any adjournment or postponement thereof) or by Written Consent (the “Company Board Recommendation”); and (ii) the Proxy Statement shall include the Company Board Recommendation.

5.15 No Solicitation by Parent.

(a) Subject to Section 5.15(b) and Section 5.15(d), during the period between the date of this Agreement and the Effective Time, Parent shall not, nor shall it authorize or permit any of the Parent Subsidiaries or any of its or their respective Representatives to, directly or indirectly, except as otherwise provided below: (i) solicit, initiate or knowingly encourage or knowingly facilitate (including by way of furnishing any non-public information relating to Parent or any Parent Subsidiary), or knowingly induce or knowingly take any other action which would reasonably be expected to lead to the making, submission or announcement of, any proposal or inquiry that constitutes, or is reasonably likely to lead to, an Acquisition Proposal; (ii) other than informing Persons of the provisions contained in this Section 5.15, enter into, continue or participate in any discussions or any negotiations regarding any Acquisition Proposal or otherwise take any action to knowingly facilitate or knowingly induce any effort or attempt to make or implement an Acquisition Proposal (including any Acquisition Proposal received prior to the date of this Agreement); (iii) approve, endorse or recommend an Acquisition Proposal or any letter of intent, memorandum of understanding or Contract contemplating an Acquisition Proposal or requiring Parent to abandon or terminate its obligations under this Agreement, or enter into any of the foregoing; or (iv) agree, resolve or commit to do any of the foregoing. Parent shall, and shall cause the Parent Subsidiaries and its and their respective Representatives to, immediately cease and cause to be terminated all discussions or negotiations with any Person previously conducted with respect to any Acquisition Proposal. Parent shall promptly deny to any third party access to any data room (virtual or actual) containing any confidential information previously furnished to any such third party relating to any Acquisition Proposal.

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(b) Notwithstanding anything in this Section 5.15 to the contrary, in response to an unsolicited written Acquisition Proposal that the board of directors of Parent determines in good faith (after consultation with its outside legal counsel) constitutes or would reasonably be expected to result in a Superior Proposal (and that did not result from a violation of Section 5.15(a)), Parent may, upon a good faith determination by the board of directors of Parent (after receiving the advice of its outside counsel) that failure to take such action would be inconsistent with the Parent’s board of directors’ fiduciary duties to Parent’s stockholders under applicable Legal Requirements: (x) furnish information with respect to Parent to the Person making such Acquisition Proposal (and such Person’s Representatives), provided that Parent and such Person first enter into a confidentiality agreement with confidentiality provisions that are not less restrictive to such Person than the provisions of the Confidentiality Agreement (as defined in Section 8.6) are to the Company and that would not prohibit compliance by Parent with the provisions of this Section 5.15, and provided further that all such information shall have been previously provided to the Company or is concurrently provided to the Company at the same time that it is provided to such Person; and (y) participate in discussions or negotiations with the Person making such Acquisition Proposal (and such Person’s Representatives) regarding such Acquisition Proposal.

(c) Parent shall promptly, but in no event later than forty-eight (48) hours, notify the Company in writing if any proposal, offer or inquiry is received by, or any discussions or negotiations are sought to be initiated or continued with, Parent in respect of any Acquisition Proposal. Subject to this Section 5.15 (including, without limitation, Section 5.15(a)), such notice shall advise the Company in writing of Parent’s intention to participate or engage in discussions or negotiations with, or furnish non-public information to, such Person and shall, in any such notice to the Company, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the material terms and conditions of any proposals or offers (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or other request), and thereafter shall promptly keep the Company informed of all material developments affecting the status and the material terms of any such proposal, offer, inquiry or other request and of the status of any such discussions or negotiations relating thereto (including providing the Company with any additional written materials received relating to such proposal, offer, inquiry or other request).

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(d) The board of directors of Parent shall not: (i) adopt, approve, recommend, endorse or otherwise declare advisable the adoption of any Acquisition Proposal; or (ii) resolve, agree or publicly propose to take any such actions (each such foregoing action or failure to act in clauses (i) through (ii) being referred to as a “Change in Parent Board Recommendation”). Notwithstanding the foregoing, the board of directors of Parent may, at any time prior to the Closing, take any of the actions set forth in Section 5.15(d)(i)-(ii) below, provided that prior to taking any such action, Parent complies with Section 5.15(e) of this Agreement:

(i) effect a Change in Parent Board Recommendation in response to an Acquisition Proposal if the board of directors of Parent concludes in good faith: (A) after consultation with outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties to Parent’s stockholders under applicable Legal Requirements; and (B) after consultation with Parent’s financial advisor and outside counsel, that the Acquisition Proposal constitutes a Superior Proposal; and

(ii) effect a Change in Parent Board Recommendation in response to an intervening event if the board of directors of Parent concludes in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties to Parent’s stockholders under applicable Legal Requirements.

(e) Notwithstanding anything to the contrary set forth in Section 5.15(d), the board of directors of Parent shall not be entitled to make a Change in Parent Board Recommendation as contemplated by Section 5.15(d)(i) or Section 5.15(d)(ii) unless: (i) Parent shall have first provided prior written notice to the Company that it intends to take any of the foregoing actions (a “Parent Notice”), which Parent Notice shall, if the basis for the proposed action by the board of directors of Parent is not related to a Superior Proposal, contain a description of the events, facts and circumstances giving rise to such proposed action or, if the basis for the proposed action by the board of directors of Parent is a Superior Proposal, contain a description of the material terms and conditions of such Superior Proposal, including a copy of the definitive acquisition agreement in the form to be entered into (it being understood and agreed that the delivery of such Parent Notice shall not, in and of itself, be deemed to be a Change in Parent Board Recommendation); and (ii) the Company does not make, within three (3) Business Days after the receipt of such Parent Notice, a proposal that would, in the good faith judgment of the board of directors of Parent (after consultation with outside counsel), cause such events, facts and circumstances to no longer form the basis for the board of directors of Parent to effect a Change in Parent Board Recommendation or cause the Acquisition Proposal previously constituting a Superior Proposal to no longer constitute a Superior Proposal, as the case may be, provided that (x) any material change in such events, facts and circumstances or any amendment to any material term of such Superior Proposal or (y) with respect to any previous Change in Parent Board Recommendation, any material change in the principal stated rationale by the Parent board of directors for such previous Change in Parent Board Recommendation, shall, in the case of either (x) or (y), require a new Parent Notice and a new three (3) Business Day period.

(f) Nothing contained in this Section 5.15 or elsewhere in this Agreement shall prohibit Parent or the board of directors of Parent from: (i) taking and disclosing to Parent’s stockholders a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act; or (ii) making any disclosure to Parent’s stockholders if, in the good faith judgment of the board of directors of Parent, after consultation with outside counsel, the failure to make such disclosure would be inconsistent with the Parent’s board of directors’ fiduciary duties to Parent’s stockholders under applicable Legal Requirements; provided, however, that this Section 5.15(f) shall not affect the obligations of Parent and the board of directors of Parent and the rights of the Company under Section 5.15(d) and Section 5.15(e) to the extent applicable to such disclosure (it being understood that neither any “stop, look and listen” letter or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, nor any accurate disclosure of factual information (other than Parent or the board of directors of Parent taking any action set forth in Section 5.15(d) and Section 5.15(e) of this Agreement) to Parent’s stockholders that is required to be made to such stockholders under applicable Legal Requirements or in satisfaction of the Parent’s board of directors’ fiduciary duties under applicable Legal Requirements, shall be deemed to be a Change in Parent Board Recommendation).

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ARTICLE 6

CONDITIONS TO THE MERGER

6.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each Party to effect the Merger and to consummate the transactions contemplated hereby will be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other Order (whether temporary, preliminary or permanent) issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby, will be in effect, nor will any proceeding brought by any administrative agency or commission or other Governmental Body or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there will not be any action taken, or any statute, rule, regulation or Order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger or any of the other transactions contemplated hereby illegal.

(b) Stockholder Approvals. Each of the Company, Merger Sub, and Parent shall have received the requisite votes of its shareholders to approve the transactions contemplated hereby, to the extent required under applicable Legal Requirements.

(c) Regulatory Approvals. Each of the Company and Parent shall have obtained all necessary approvals from applicable Governmental Bodies, as described in Section 5.4 of this Agreement.

(d) S-4 Registration Statement. The S-4 Registration Statement shall have been declared effective under the Securities Act and shall not be the subject of any stop order.

(e) Nasdaq Listing Application. The Nasdaq Listing Application shall have been approved pursuant to Section 5.11 of this Agreement.

6.2 Additional Conditions to Obligations of Parent. The obligations of Parent to effect the Merger and to consummate the transactions contemplated hereby are also subject to the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in Article II of this Agreement will be true and correct as of the date hereof and as of the Closing Date, with the same force and effect as if made as of the Closing Date (except for those representations and warranties which address matters only as of a particular date, which will remain true and correct as of such date), except for such failures to be true and correct as would not reasonably be expected to constitute a Company Material Adverse Effect; provided that, all “Company Material Adverse Effect” qualifications and other materiality qualifications limiting the scope of the representations and warranties of the Company contained in this Agreement will be disregarded. Parent will have received a certificate to such effect signed by an officer of the Company.

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(b) Agreements and Covenants. The Company will have performed or complied with in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Parent will have received a certificate to such effect signed by an officer of the Company.

(c) Company Material Adverse Effect. Since the date of this Agreement, there will have been no change, occurrence or circumstance in the business, results of operations or financial condition of the Company having a Company Material Adverse Effect.

(d) Other Deliveries. Parent shall have received (i) a certificate dated as of the Closing Date, duly executed by the chief executive officer (or similar position) of the Company on behalf of the Company, certifying as to (A) an attached copy of the Company’s Articles of Incorporation and stating that it has not been amended, modified, revoked or rescinded, (B) an attached copy of the Company’s Bylaws and stating that it has not been amended, modified, revoked or rescinded and (C) an attached copy of the resolutions of the board of directors (or similar or equivalent governing body) of the Company authorizing and approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and stating that such resolutions have not been amended, modified, revoked or rescinded, and (ii) a good standing certificate of the Company from the Secretary of State of the State of Nevada, dated as of a date not more than ten (10) Business Days prior to the Closing Date.

(e) Delivery of Audited Financial Statements. The Company shall deliver (i) audited financial statements of the Company for the fiscal year ended December 31, 2024 and 2023 and audited by a PCAOB-registered auditing firm and (ii) unaudited financial statements of the Company for the fiscal quarters required under applicable SEC rules and regulations, in each case if required under applicable SEC rules and regulations in relation to the Closing.

6.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger and to consummate the other transactions contemplated hereby is also subject to the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in Article III of this Agreement will be true and correct as of the date hereof and as of the Closing Date, with the same force and effect as if made as of the Closing Date (except for those representations and warranties which address matters only as of a particular date, which will remain true and correct as of such date), except for such failures to be true and correct as would not reasonably be expected to constitute a Parent Material Adverse Effect; provided that, all “Parent Material Adverse Effect” qualifications and other materiality qualifications limiting the scope of the representations and warranties of Parent and Merger Sub contained in this Agreement will be disregarded. The Company will have received a certificate to such effect signed by an officer of each of Parent and Merger Sub.

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(b) Agreements and Covenants. Parent and Merger Sub will have performed or complied with in all material respects all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time. The Company will have received a certificate to such effect signed by an officer of Parent and Merger Sub.

(c) Parent Material Adverse Effect. Since the date of this Agreement, there will have been no change, occurrence or circumstance in the business, results of operations or financial condition of any Acquiring Company having a Parent Material Adverse Effect.

(d) SEC Compliance. Parent shall have filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding twelve (12) months.

(e) Other Deliveries. The Company shall have received (i) a certificate dated as of the Closing Date, duly executed by the Secretary of Parent and Merger Sub, certifying as to (A) an attached copy of Parent’s and Merger Sub’s articles of incorporation, as amended, and stating that they have not been further amended, modified, revoked or rescinded, (B) an attached copy of Parent’s and Merger Sub’s bylaws and stating that they have not been amended, modified, revoked or rescinded and (C) an attached copy of the resolutions of the board of directors of Parent and Merger Sub authorizing and approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and stating that such resolutions have not been amended, modified, revoked or rescinded, and (ii) a good standing certificate of Parent and Merger Sub from the Secretary of State of the State of Nevada, dated as of a date not more than ten (10) Business Days prior to the Closing Date.

(f) Reverse Stock Split. Parent shall effect a reverse stock split in order to achieve a stock price of $10.00 per share prior to Closing.

(g) Concurrent Financing. The Concurrent Financing shall have been completed.

ARTICLE 7

TERMINATION

7.1 Termination. This Agreement may be terminated and the Merger may be abandoned, at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company and Parent:

(a) by mutual written consent of the Company and Parent duly authorized by each of their respective boards of directors;

(b) by either Parent or the Company by written notice if the Merger has not been consummated by the close of business on the ninetieth (90th) Business Day after the date of this Agreement (provided that the right to terminate this Agreement under this Section 7.1(b) will not be available to any Party whose material breach of this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);

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(c) by either Parent or the Company by written notice if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission will have issued a non-appealable final Order or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or any of the other transactions contemplated hereby;

(d) by Parent by written notice to the Company if neither Parent nor Merger Sub is then in material breach of any provision of this Agreement and upon breach of any of the representations, warranties, covenants or agreements on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company will have become inaccurate, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty will have become inaccurate; provided if such breach or inaccuracy is curable by the Company, then this Agreement will not terminate pursuant to this Section 7.1(d) as a result of such particular breach or inaccuracy unless the breach or inaccuracy remains uncured as of the tenth (10th) Business Day following the date of written notice given by Parent to the Company of such breach or inaccuracy and its intention to terminate this Agreement pursuant to this Section 7.1(d); or

(e) by the Company by written notice to Parent if the Company is not then in material breach of any provision of this Agreement and upon breach of any of the representations, warranties, covenants or agreements on the part of Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub will have become inaccurate, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty will have become inaccurate; provided if such breach or inaccuracy is curable by Parent or Merger Sub, then this Agreement will not terminate pursuant to this Section 7.1(e) as a result of such particular breach or inaccuracy unless the breach or inaccuracy remains uncured as of the tenth (10th) Business Day following the date of written notice given by the Company to Parent of such breach or inaccuracy and its intention to terminate this Agreement pursuant to this Section 7.1(e).

7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement will forthwith become void, except that the last sentence of Section 5.1, Sections 5.3, 5.10, this Section 7.2 and Article 8 shall survive such termination; provided that nothing herein shall relieve Parent, Merger Sub or the Company of any liability for any breach of this Agreement prior to the effective date of termination.

ARTICLE 8

GENERAL PROVISIONS

8.1 Notices. All notices, requests and other communications to any Party hereunder shall be in writing and shall be deemed given (a) when delivered or sent if delivered in person, (b) on the third (3rd) Business Day after dispatch by registered certified mail, (c) on the next Business Day if transmitted by national overnight courier or (d) on the date delivered if sent by email (provided confirmation of email receipt is obtained other than by an automatically-generated reply), in each case as follows:

(a) If, prior to the Effective Time, to Parent or Merger Sub:

10940 Wilshire Blvd, Suite 1500

Los Angeles, CA 90024

Attn: Terrence M. Tierney (Terrence.Tierney@Polomarhs.com)

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With a copy to:

Ruskin Moscou Faltischek, P.C.

East Tower, 15th Floor

1425 RXR Plaza

Uniondale, New York 11556

Attention: Stephen E. Fox, Esq.

Email: sfox@rmfpc.com

(b) If to the Company or, after the Effective Time, to Parent or the Surviving Corporation:

10940 Wilshire Blvd, Suite 1500

Los Angeles, CA 90024

Attn: Charles Andres, Jr., CEO (CAndres@altanine.com)

With a copy to:

Kranjac Tripodi & Partners LLP

30 Wall Street, 12th Floor

New York, New York 10005

Attention: Mario M. Kranjac, Esq.

Email: mkranjac@ktpllp.com

8.2 Non-Survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, will survive the Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time, and (b) this Article 8.

8.3 Amendment. This Agreement may be amended by a written instrument executed by Parent and the Company pursuant to action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the Company Written Consent or the Parent Written Consent, as applicable, no amendment may be made which by Legal Requirements requires further approval by such stockholders without such further approval.

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8.4 Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

8.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

8.6 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof (including, without limitation, that certain Summary of Certain Proposed Terms and Conditions by and between the Company and Parent) and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder; provided, however, that certain Mutual Nondisclosure Agreement dated as of May 5, 2025 between the Company and Parent (“Confidentiality Agreement”) shall continue in full force and effect in accordance with its terms.

8.7 Successors and Assigns. This Agreement will be binding upon: (a) the Company and its successors and assigns (if any); (b) Parent and its successors and assigns (if any); and (c) Merger Sub and its successors and assigns (if any). This Agreement will inure to the benefit of: (i) the Company; (ii) Parent; (iii) Merger Sub; and (iv) the respective successors and assigns (if any) of the foregoing. No Party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties hereto.

8.8 Parties in Interest. This Agreement will be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, expressed or implied, is intended to or will confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5.3 (which is intended to be for the benefit of the Parties indemnified thereby and may be enforced by such Parties). Notwithstanding the foregoing, the Company Shareholders shall be third-party beneficiaries of this Agreement and shall be entitled to enforce this Agreement in the same manner as the Company.

8.9 Waiver. Except as expressly set forth herein (including, without limitation, Section 5.8), no failure or delay on the part of any Party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. At any time prior to the Effective Time, any Party hereto may, with respect to any other Party hereto, (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of this Agreements or conditions contained herein. Any such extension or waiver will be valid if set forth in an instrument in writing signed by the Party or Parties to be bound.

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8.10 Remedies Cumulative; Specific Performance. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. Each Party to this Agreement agrees that, in the event of any breach or threatened breach by the other Party of any covenant, obligation or other provision set forth in this Agreement: (a) such Party will be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it) to: (i) an Order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (ii) an injunction restraining such breach or threatened breach; and (b) such Party will not be required to provide any bond or other security in connection with any such Order or in connection with any related action or Legal Proceeding.

8.11 Governing Law; Venue; Waiver of Jury Trial.

(a) This Agreement will be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(b) Any action, suit or other Legal Proceeding relating to this Agreement or the enforcement of any provision of this Agreement will be brought or otherwise commenced exclusively in the state courts in the State of Nevada or, if jurisdiction over the matter is vested exclusively in the federal courts, the United States District Court for the District of Nevada. Each Party to this Agreement: (i) expressly and irrevocably consents and submits to the exclusive jurisdiction of such court (and each appellate court therefrom) in connection with any such action, suit or Legal Proceeding; (ii) agrees that such court will be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such action, suit or Legal Proceeding commenced in any such court, any claim that such Party is not subject personally to the jurisdiction of such court, that such action, suit or Legal Proceeding has been brought in an inconvenient forum, that the venue of such action, suit or other Legal Proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.12 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.12 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

8.13 Counterparts and Exchanges by Electronic Transmission or Facsimile. This Agreement may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts and by email or electronic (i.e., PDF) transmission, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

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8.14 Cooperation. Each Party hereto agrees to cooperate fully with the other Parties hereto and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other Parties hereto to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

8.15 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; the feminine gender will include the masculine and neuter genders; and the neuter gender will include masculine and feminine genders.

(b) The Parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party will not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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In Witness Whereof, the Parties have executed and delivered this Agreement as of the date first written above.

PARENT:

Polomar Health Services, Inc.

By:	/s/ Terrence M. Tierney
Name:	Terrence M. Tierney
Title:	Interim Chief Executive Officer/President

MERGER SUB:

Polomar Merger Sub, Inc.

By:	/s/ Terrence M. Tierney
Name:	Terrence Tierney
Title:	President

THE COMPANY:

Altanine Inc.

By:	/s/ Charles Andres
Name:	Charles Andres, Jr.
Title:	Chief Executive Officer

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SCHEDULE 1

PARENT PREFERRED STOCK

[Newly designated Series B Convertible Preferred Stock of Parent to be substantially similar to Altanine Inc. Certificate of Designations of Rights, Preferences and Limitations of Series A Convertible Preferred Stock]

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of this Agreement (including this Exhibit A):

“Acquiring Companies” mean Parent and Merger Sub.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Articles of Incorporation” mean the articles of incorporation of the Company filed with the Secretary of State of the State of Nevada on December 18, 2023, as amended.

“Business Day” means a day other than a Saturday, Sunday or other day on which banks located in New York, New York are authorized or required by applicable Legal Requirements to close.

“Bylaws” mean the bylaws of the Company dated as of December 20, 2023.

“Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

“Company Certificate” means a valid certificate previously representing any shares of Company Capital Stock.

“Company Common Stock” means the common stock, par value $0.003, of the Company.

“Company Disclosure Schedule” means the disclosure schedule that has been delivered by the Company to Parent on the date of this Agreement.

“Company IP Contract” shall mean any Contract to which the Company is a party or by which the Company is bound that contains any assignment or license of, covenant not to assert or enforce or granting of any other rights in, any Company IP.

“Company Notes” means a promissory note that is convertible into shares of the Company Capital Stock.

“Company Preferred Stock” means the Company’s Series A Preferred Stock, par value $0.0003 per share.

“Company Shareholders” mean the holders of the shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time.

“Company Stock Option” means an option to purchase shares of the Company Capital Stock.

“Concurrent Financing” means, in connection with the Merger, the private offering by Parent of at least $7,000,000 and no more than $10,000,000, of common stock of Parent at a purchase price of $10.00 per share, which private offering shall have been committed to by the investors thereof in writing by the execution and delivery of one or more binding subscription agreements or similar agreements, on or prior to the date hereof and which shall close and be funded on or prior to the Closing; provided, that any decisions with respect to pricing, sizing, fees, economic splits, roles and the proposed list of potential investors and allocations among them shall be made jointly by Parent and the Company. Any placement agent(s) retained by Parent in connection with the Concurrent Financing shall be reasonably acceptable to the Company.

“Contract” means any oral or written agreement, contract, subcontract, lease, understanding, arrangement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

“Copyrights” mean all copyrights and copyrightable works (including without limitation databases and other compilations of information, mask works and semiconductor chip rights), including all rights of authorship, use, publication, reproduction, distribution, performance, transformation, moral rights and rights of ownership of copyrightable works and all registrations and rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright.

“Encumbrance” means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, equitable interest, right of first refusal, easement, servitude, transfer restriction under any stockholder or similar agreement or other similar restriction.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Ratio” means the exchange ratio of one share of Parent Common Stock for each share of Company Common Stock and one share of Parent Preferred Stock for each share of Company Preferred Stock, subject to adjustment as provided herein.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, regulatory agency, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal) to the extent that the rules, regulations, or orders of such authority have the force of law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“IP Rights” mean, as to any Person, any and all of the following in any country or region: (a) Copyrights, Patent Rights, Trademark Rights, domain name registrations, Trade Secrets, and other intellectual property rights; (b) all algorithms, biological materials, cell lines, clinical data, chemical compositions or structures, diagrams, formulae, logos, methods, processes, protocols, schematics, specifications, software, techniques, and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing such as instruction manuals, laboratory notebooks, prototypes, samples, studies, and summaries); and (c) the right (whether at law, in equity, by Contract or otherwise) to enjoy or otherwise exploit any of the foregoing, including the rights to sue for and remedies against past, present and future infringements of any or all of the foregoing, and rights of priority and protection of interests therein under the Legal Requirements of any jurisdiction worldwide.

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or formal investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legal Requirements” mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Material Adverse Effect” means, as to any Party, any effect, change, event or circumstance that has a material adverse effect on: (a) the business, financial condition or results of operations of the Party taken as a whole; provided, however, that, in no event will any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has occurred, a Material Adverse Effect: effects resulting from (i) conditions generally affecting the industries in which the Party participates or the United States or global economy or capital markets as a whole, to the extent that such conditions do not have a disproportionate impact on the Party taken as a whole (in which case, only the incremental disproportionate adverse effect may be taken into accounting in determining whether a Material Adverse Effect has occurred); (ii) any failure by the Party to meet internal projections (it being understood, however, that any effect causing or contributing to such failures to meet projections or predictions may constitute a Material Adverse Effect and may be taken into account in determining whether a Material Adverse Effect has occurred); (iii) the execution, delivery, announcement or performance of the obligations under this Agreement or the announcement, pendency or anticipated consummation of the Merger; (iv) any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; (v) any changes (after the date of this Agreement) in GAAP or applicable Legal Requirements; (vi) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the other Party; or (b) the ability of the Party to consummate the transactions contemplated hereby.

“Merger Sub Shares” means the common stock, par value $0.001 per share, of Merger Sub.

“Nasdaq” means the Nasdaq Capital Markets tier of the Nasdaq Stock Market Inc.

“Order” means any order, writ, injunction, judgment or decree of a Governmental Body.

“Parent Capital Stock” means Parent Common Stock and Parent Preferred Stock.

“Parent Common Stock” means the common stock, par value $0.001 per share, of Parent.

“Parent Disclosure Schedule” means the disclosure schedule that has been delivered by Parent to the Company on the date of this Agreement.

“Parent IP Contract” shall mean any Contract to which Parent or any of the Parent Subsidiaries is a party or by which Parent or any of the Parent Subsidiaries is bound, that contains any assignment or license of, covenant not to assert or enforce or granting of any other rights in, any Parent IP.

“Parent Series A Stock” means the Series A Convertible Preferred Stock, par value $0.001 per share, of Parent pursuant to the Certificate of Designations of Rights, Preferences and Limitations of Series A Convertible Preferred Stock filed with the Nevada Secretary of State on July 3, 2025.

“Parent Stock Option” means an option to purchase shares of the Parent Capital Stock.

“Patent Rights” mean all issued patents, pending patent applications and abandoned patents and patent applications provided that they can be revived (which for purposes of this Agreement will include utility models, design patents, industrial designs, certificates of invention and applications for certificates of invention and priority rights) in any country or region, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, reissues, re-examinations and extensions thereof.

“Permitted Liens” shall mean and include: (i) Encumbrances for current Taxes not yet due and payable or which are being contested in good faith; (ii) such imperfections of title, Encumbrances and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties; (iii) inchoate mechanics’ and materialmen’s Encumbrances for construction in progress; (iv) workmen’s, repairmen’s, warehousemen’s and carriers’ Encumbrances arising in the ordinary course of business; (v) Encumbrances securing debt reflected on the Company Balance Sheet; (vi) matters that would be disclosed on current title reports or surveys that arise or have arisen in the ordinary course of business; (vii) Encumbrances recorded pursuant to any Environmental Law; (xiii) licenses of Intellectual Property; or (ix) Encumbrances or failures to have good and valid title which have not had, or would not reasonably be expected to result in, a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable.

“Person” means any person, Entity, Governmental Body, or group (as defined in Section 13(d)(3) of the Exchange Act).

“Registered IP” shall mean all IP Rights that are registered, filed, or issued under the authority of any Governmental Body, including all patents, registered copyrights and registered trademarks and all applications for any of the foregoing.

“Representatives” mean, with respect to any Party, each Person that is or becomes (a) a Subsidiary or other Affiliate of such Party or (b) an officer, director, employee, partner, attorney, advisor, accountant, agent or other representative of such Party or of any such Party’s Subsidiaries or other Affiliates.

“SEC” means the Securities and Exchange Commission.

“SEC Documents” mean each report, registration statement, proxy statement and other statements, reports, schedules, forms and other documents filed by Parent with the SEC since December 31, 2024, including all amendments thereto, that are publicly available on the SEC’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

“Subsidiary” means, with respect to an Entity, any other Person if such Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities of or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 10% of the outstanding equity or financial interests of such Entity.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subject Company” shall mean a party to this Agreement who is the subject of an Acquisition Proposal.

“Superior Proposal” shall mean a bona fide written Acquisition Proposal (provided that, for purposes of this definition, references to 15% in the definition of “Acquisition Proposal” shall be deemed to be references to 50%) which the board of directors of the Subject Company determines in good faith (after consultation with its financial advisor): (i) to be reasonably likely to be consummated if accepted; and (ii) to be more favorable to the Subject Company’s stockholders from a financial point of view than the Merger, in each case, taking into account at the time of determination all relevant circumstances, including the various legal, financial and regulatory aspects of the proposal, all the terms and conditions of such proposal and this Agreement, any changes to the terms of this Agreement offered by the other party in response to such Acquisition Proposal and the ability of the Person making such Acquisition Proposal to consummate the transactions contemplated by such Acquisition Proposal (based upon, among other things, expectation of obtaining required approvals).

“Tax” and “Taxes” mean any federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, escheat, severance, stamp, occupation, premium, windfall profits, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement required to be filed with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Trade Secrets” mean trade secrets, know-how, proprietary information, inventions (whether or not patentable), discoveries, improvements, technology, technical data and research and development, whether patentable or not.

“Trademark Rights” mean all material common law trademarks, registered trademarks, applications for registration of trademarks, material common law service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registration of trade names, and Internet domain name registrations; and including all filings with the applicable Governmental Body indicating an intent to use any of the foregoing if not registered or subject to a pending application.

“Treasury Regulations” mean the income tax regulations, including temporary and proposed regulations, promulgated under the Code, as such regulations may be amended from time to time.